                                                                    Exhibit 99.2


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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                 MIM CORPORATION

                           CORVETTE ACQUISITION CORP.

                                       AND

                                 CHRONIMED INC.



                           DATED AS OF AUGUST 9, 2004

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
                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I THE MERGER                                                           1
   Section 1.1   The Merger ................................................   1
   Section 1.2   Effective Time; Closing ...................................   1
   Section 1.3   Effect of the Merger ......................................   2
   Section 1.4   Certificate of Incorporation and Bylaws ...................   2
   Section 1.5   Directors and Officers ....................................   2

ARTICLE II EFFECT OF THE MERGER ON THE SHARES AND COMPANY OPTIONS ..........   3
   Section 2.1   Conversion of Company Common Stock ........................   3
   Section 2.2   Conversion of Common Stock of Merger Sub ..................   3
   Section 2.3   Tax Free Reorganization ...................................   3
   Section 2.4   Company Stock Options .....................................   3
   Section 2.5   Certain Adjustments .......................................   4

ARTICLE III EXCHANGE OF CERTIFICATES .......................................   5
   Section 3.1   Exchange Agent ............................................   5
   Section 3.2   Exchange Procedures .......................................   5
   Section 3.3   Distributions with Respect to Unexchanged Shares ..........   5
   Section 3.4   No Further Ownership Rights in the Company Common Stock ...   6
   Section 3.5   No Fractional Shares of Parent Common Stock ...............   6
   Section 3.6   No Liability ..............................................   6
   Section 3.7   Lost Certificates .........................................   7
   Section 3.8   Stock Transfer Books ......................................   7
   Section 3.9   Rule 16b-3 ................................................   7
   Section 3.10  Rights ....................................................   7

ARTICLE IV CERTAIN CORPORATE MATTERS .......................................   7
   Section 4.1   Certificate of Incorporation of Parent ....................   7
   Section 4.2   Directors and Officers ....................................   8
   Section 4.3   Corporate Headquarters ....................................   8

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB ..........   8
   Section 5.1   Organization and Standing .................................   9
   Section 5.2   Merger Sub ................................................   9
   Section 5.3   Capitalization ............................................   9
   Section 5.4   Authority for Agreement ...................................  11
   Section 5.5   No Conflict ...............................................  12
   Section 5.6   Required Filings and Consents .............................  12

   Section 5.7   Compliance ................................................  12
   Section 5.8   SEC Filings, Financial Statements .........................  13
   Section 5.9   Absence of Certain Changes or Events ......................  15
   Section 5.10  Taxes .....................................................  15
   Section 5.11  Litigation ................................................  16
   Section 5.12  Information Supplied ......................................  17
   Section 5.13  Employee Benefit Plans ....................................  17
   Section 5.14  Environmental Compliance and Disclosure ...................  19
   Section 5.15  Intellectual Property .....................................  20
   Section 5.16  Regulatory Compliance .....................................  20
   Section 5.17  Real Estate ...............................................  22
   Section 5.18  Transactions with Affiliates ..............................  22
   Section 5.19  Major Customers and Suppliers .............................  22
   Section 5.20  Insurance .................................................  23
   Section 5.21  Labor Matters .............................................  23
   Section 5.22  Material Contracts ........................................  23
   Section 5.23  Brokers ...................................................  25
   Section 5.24  No Other Representations and Warranties ...................  25

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...................  25
   Section 6.1   Organization and Standing .................................  25
   Section 6.2   Capitalization ............................................  26
   Section 6.3   Authority for Agreement ...................................  27
   Section 6.4   No Conflict ...............................................  28
   Section 6.5   Required Filings and Consents .............................  28
   Section 6.6   Compliance ................................................  28
   Section 6.7   SEC Filings, Financial Statements .........................  29
   Section 6.8   Absence of Certain Changes or Events ......................  31
   Section 6.9   Taxes .....................................................  31
   Section 6.10  Litigation ................................................  32
   Section 6.11  Information Supplied ......................................  33
   Section 6.12  Employee Benefit Plans ....................................  33
   Section 6.13  Environmental Compliance and Disclosure ...................  35
   Section 6.14  Intellectual Property .....................................  35
   Section 6.15  Regulatory Compliance .....................................  36
   Section 6.16  Real Estate ...............................................  37
   Section 6.17  Transactions with Affiliates ..............................  38
   Section 6.18  Major Customers and Suppliers .............................  38
   Section 6.19  Insurance .................................................  38
   Section 6.20  Labor Matters .............................................  39
   Section 6.21  Material Contracts ........................................  39
   Section 6.22  Brokers ...................................................  40
   Section 6.23  No Other Representations and Warranties ...................  40

ARTICLE VII COVENANTS ......................................................  41
   Section 7.1   Conduct of the Company's Business Pending the Merger ......  41
   Section 7.2   Conduct of Parent's Business Pending the Merger ...........  42

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
   Section 7.3   Access to Information; Confidentiality ....................  43
   Section 7.4   Further Assurances ........................................  44
   Section 7.5   No Solicitation by the Company ............................  45
   Section 7.6   No Solicitation by Parent .................................  47
   Section 7.7   Indemnification ...........................................  49
   Section 7.8   Public Announcements ......................................  50
   Section 7.9   Preparation of the Form S-4 and the Joint Proxy
                 Statement/Prospectus; Stockholders Meetings ...............  50
   Section 7.10  Company Employees .........................................  52
   Section 7.11  Assumption and Termination of Certain Plans ...............  53
   Section 7.12  NMS Listing ...............................................  53
   Section 7.13  Reservation of Parent Common Stock ........................  54
   Section 7.14  Tax Treatment .............................................  54
   Section 7.15  Notification of Certain Matters ...........................  54
   Section 7.16  Conveyance Taxes ..........................................  55

ARTICLE VIII CONDITIONS ....................................................  55
   Section 8.1   Conditions to the Obligation of Each Party ................  55
   Section 8.2   Conditions to Obligations of Parent and Merger Sub ........  56
   Section 8.3   Conditions to Obligations of the Company ..................  56

ARTICLE IX TERMINATION AND WAIVER ..........................................  57
   Section 9.1   Termination ...............................................  57
   Section 9.2   Effect of Termination .....................................  58
   Section 9.3   Waiver ....................................................  59

ARTICLE X GENERAL PROVISIONS ...............................................  59
   Section 10.1  No Third Party Beneficiaries ..............................  59
   Section 10.2  Entire Agreement ..........................................  59
   Section 10.3  Succession and Assignment .................................  59
   Section 10.4  Counterparts ..............................................  60
   Section 10.5  Headings ..................................................  60
   Section 10.6  Governing Law .............................................  60
   Section 10.7  Severability ..............................................  60
   Section 10.8  Specific Performance ......................................  60
   Section 10.9  Construction ..............................................  60
   Section 10.10 Non-Survival of Representations and Warranties
                 and Agreements ............................................  60
   Section 10.11 Certain Definitions .......................................  61
   Section 10.12 Fees and Expenses .........................................  62
   Section 10.13 Notices ...................................................  62
   Section 10.14 Procedure for Termination, Amendment, Extension
                 or Waiver .................................................  63

                             INDEX OF DEFINED TERMS

Acceptable Company Confidentiality Agreement ...............................  46
Acceptable Parent Confidentiality Agreement ................................  48
Agreement ..................................................................   1
Antitrust Laws .............................................................  43
Assumed Employee ...........................................................  52
Audit Committee ............................................................   8
Bankruptcy and Equity Exception ............................................  11
Certificate ................................................................   3
Closing ....................................................................   2
Code .......................................................................   1
Company ....................................................................   1
Company Acquisition Proposal ...............................................  46
Company Affiliated Group ...................................................  32
Company Alternative Transaction ............................................  46
Company Articles of Incorporation ..........................................  25
Company Board ..............................................................   1
Company Bylaws .............................................................  25
Company Common Stock .......................................................   1
Company Compliance Program .................................................  29
Company Confidentiality Agreement ..........................................  43
Company Disclosure Letter ..................................................  25
Company Employee ...........................................................  33
Company ERISA Affiliate ....................................................  33
Company ERISA Plans ........................................................  33
Company Financial Statements ...............................................  29
Company Indebtedness .......................................................  39
Company Independent Advisor ................................................  28
Company Independent Advisor Engagement Letter ..............................  52
Company Leased Real Property ...............................................  37
Company Leases .............................................................  37
Company Material Adverse Effect ............................................  61
Company Option .............................................................   3
Company Plans ..............................................................  33
Company Preferred Stock ....................................................  26
Company Rights Plan ........................................................  53
Company SEC Reports, .......................................................  29
Company Stock Option Plan ..................................................   3
Company Stockholders Meeting ...............................................  33
Company Subsequent Determination ...........................................  47
Company Subsidiary .........................................................  27
Company Superior Proposal ..................................................  47
Compensation Committee .....................................................   8

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
Delaware Merger Certificate ................................................   2
DGCL .......................................................................   1
Effective Time .............................................................   2
Environmental Laws .........................................................  19
Environmental Permits ......................................................  20
Exchange Act ...............................................................   7
Exchange Agent .............................................................   5
Exchange Ratio .............................................................   3
Form S-4 ...................................................................  50
GAAP .......................................................................  13
Governmental Entity ........................................................  12
Healthcare Information Laws ................................................  21
HSR Act ....................................................................  12
Indemnified Parties ........................................................  49
Independent Advisor ........................................................  11
Intellectual Property ......................................................  20
Joint Proxy Statement/Prospectus ...........................................  50
Law ........................................................................   5
Liens ......................................................................  10
Litigation .................................................................  16
Materials of Environmental Concern .........................................  20
MBCA .......................................................................   1
Merger .....................................................................   1
Merger Consideration .......................................................   3
Merger Sub Board ...........................................................   1
Merger Sub" ................................................................   1
Minnesota Articles of Merger ...............................................   2
NMS ........................................................................   6
NMS Standards ..............................................................   8
Nominating Committee .......................................................   8
Parent .....................................................................   1
Parent Acquisition Proposal ................................................  48
Parent Affiliated Group ....................................................  16
Parent Alternative Transaction .............................................  48
Parent Board ...............................................................   1
Parent Bylaws ..............................................................   9
Parent Certificate of Incorporation ........................................   9
Parent Common Stock ........................................................   1
Parent Compliance Program ..................................................  13
Parent Confidentiality Agreement ...........................................  43
Parent Disclosure Letter ...................................................   9
Parent Employee ............................................................  17
Parent ERISA Affiliate .....................................................  17
Parent ERISA Plans .........................................................  17
Parent Financial Statements ................................................  13
Parent Indebtedness ........................................................  24

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
Parent Independent Advisor Engagement Letter ...............................  52
Parent Leased Real Property ................................................  22
Parent Leases ..............................................................  22
Parent Material Adverse Effect .............................................  61
Parent Option ..............................................................  10
Parent Plans ...............................................................  17
Parent Preferred Stock .....................................................   9
Parent SEC Reports, ........................................................  13
Parent Stockholders Meeting ................................................  17
Parent Subsequent Determination ............................................  49
Parent Subsidiary ..........................................................  10
Parent Superior Proposal ...................................................  49
Parent Welfare Plan ........................................................  53
Permits ....................................................................  20
Representation Letters .....................................................  54
Representatives ............................................................  43
Sarbanes-Oxley Act .........................................................   8
Securities Act .............................................................   4
Stock Purchase Plan ........................................................  53
Surviving Corporation ......................................................   1
Tax ........................................................................  15
Tax Return .................................................................  15
Taxes ......................................................................  15
Termination Date ...........................................................  57
Termination Fee ............................................................  58

                          AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger (this "Agreement"), dated as of August 9, 2004, is by and among MIM Corporation, a Delaware corporation ("Parent"), Corvette Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of Parent ("Merger Sub"), and Chronimed Inc., a Minnesota corporation (the "Company").

                              W I T N E S S E T H:

      WHEREAS, the Board of Directors of Parent (the "Parent Board") has unanimously determined that the merger of Merger Sub with and into the Company (the "Merger") and this Agreement are fair to, and in the best interests of, Parent and the holders of the common stock of Parent, par value $.0001 per share (the "Parent Common Stock"); and

      WHEREAS, the Board of Directors of the Company (the "Company Board") has unanimously determined that the Merger and this Agreement are fair to, and in the best interests of, the Company and the holders of the common stock of the Company, par value $.01 per share (the "Company Common Stock"); and

      WHEREAS, the Board of Directors of Merger Sub (the "Merger Sub Board"), the Company Board and the Parent Board have approved and declared advisable this Agreement and the Merger on the terms and conditions contained in this Agreement; and

      WHEREAS, for United States federal income tax purposes, it is intended by the parties hereto that the Merger shall qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

      Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and the Minnesota Business Corporation Act (the "MBCA"), at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation following the Merger (the "Surviving Corporation"). The corporate existence of the Company, with all its purposes, rights, privileges, franchises, powers and objects, shall continue unaffected and unimpaired by the Merger.

      Section 1.2 Effective Time; Closing. As promptly as practicable (and in any event within five business days) after the satisfaction or waiver of the conditions set forth in Article VIII hereof (other than those conditions that by their nature are to be satisfied at the Closing), the parties hereto shall cause the Merger to be consummated by (i) filing a certificate of merger with the Secretary of State of the State of Delaware (the "Delaware Merger Certificate") and by making all other filings or recordings required under the DGCL in connection with the Merger, in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL and (ii) filing articles of merger with the Secretary of State of the State of Minnesota (the "Minnesota Articles of Merger") and by making all other filings or recordings required under the MBCA in connection with the Merger, in such form as is required by, and executed in accordance with the relevant provisions of, the MBCA. The Merger shall become effective upon the later to occur of (a) the filing of the Delaware Merger Certificate with the Delaware Secretary of State and (b) the filing of the Minnesota Articles of Merger with the Minnesota Secretary of State, or at such other time as the parties hereto agree shall be specified in the Delaware Merger Certificate and the Minnesota Articles of Merger (the date and time the Merger becomes effective, the "Effective Time"). On the date of the last of such filings, a closing (the "Closing") shall be held at 10:00 a.m., Eastern Time, at the offices of King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, or at such other time and location as the parties hereto shall otherwise agree.

      Section 1.3 Effect of the Merger. At and after the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL, the MBCA and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

      Section 1.4 Certificate of Incorporation and Bylaws.

      (a) At the Effective Time, the articles of incorporation of the Company shall be amended and restated to read in its entirety as the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation (except that the name of the Surviving Corporation shall be the name of the Company immediately prior to the Effective Time), until the same shall thereafter be altered, amended or repealed in accordance with applicable Law (as defined in Section 3.3 hereof) or such certificate of incorporation of the Surviving Corporation.

      (b) At the Effective Time, the bylaws of the Company shall be amended and restated to read in their entirety as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, and as so amended and restated shall be the bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with applicable Law, the certificate of incorporation of the Surviving Corporation or such bylaws of the Surviving Corporation.

      Section 1.5 Directors and Officers. From and after the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with applicable Law, the directors and officers of Merger Sub at the Effective Time shall be the directors and officers of the Surviving Corporation.

                                   ARTICLE II

             EFFECT OF THE MERGER ON THE SHARES AND COMPANY OPTIONS

      Section 2.1 Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

      (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 2.1(b), if any) shall automatically be canceled and shall by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive 1.025 fully paid and nonassessable shares (the "Exchange Ratio") of Parent Common Stock upon surrender of the certificate that formerly evidenced such share of Company Common Stock in the manner provided in Section 2.2, without interest. The consideration to be issued to holders of Company Common Stock is referred to herein as the "Merger Consideration."

      (b) Each share of Company Common Stock (i) issued and outstanding immediately prior to the Effective Time that is owned by Parent or Merger Sub or
(ii) that is owned by the Company or any of the Company Subsidiaries (as defined in Section 6.2 hereof) immediately prior to the Effective Time, shall be automatically canceled and retired and cease to exist, and no payment or distribution shall be made with respect thereto.

      (c) All shares of Company Common Stock cancelled and converted pursuant to Section 2.1(a) shall no longer be outstanding and shall automatically be canceled and retired and cease to exist, and each holder of a certificate ("Certificate") which immediately prior to the Effective Time represented any such shares of Company Common Stock shall from and after the Effective Time cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.1(a).

      Section 2.2 Conversion of Common Stock of Merger Sub. Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

      Section 2.3 Tax Free Reorganization. The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Code, and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368(a) of the Code and for the purpose of qualifying the Merger as a tax-free transaction for federal income tax purposes. The parties hereto agree to report the Merger as a tax-free reorganization under the provisions of Section 368(a). None of the parties hereto will take or cause to be taken any action which would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368(a).

      Section 2.4 Company Stock Options. Section 2.4 of the Company Disclosure Letter identifies each plan (a "Company Stock Option Plan") under which there are outstanding options to purchase Company Common Stock (each a "Company Option"), the total number of shares of Company Common Stock subject to all of the Company Options, the option price for each Company Option and the vesting dates thereof. At the Effective Time, each then outstanding

Company Option, whether or not exercisable at the Effective Time, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Option (including any applicable stock option agreement or other document evidencing such Company Option) immediately prior to the Effective Time (including any repurchase rights or vesting provisions), except that (i) each Company Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock of such Company Option by the Exchange Ratio, rounded up to the nearest whole cent and (iii) any references to the Company shall become references to Parent and any references to the Board shall be to the Parent Board. Each assumed Company Option shall be vested immediately following the Effective Time as to the same percentage of the total number of shares subject thereto as it was vested as to immediately prior to the Effective Time, except to the extent such Company Option (either by its terms or by the terms of another agreement) provides for acceleration of vesting. As soon as reasonably practicable, Parent will issue to each holder of an assumed Company Option a document evidencing the foregoing assumption of such Company Option by Parent. Immediately following the Effective Time, Parent shall file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 or another appropriate form (and use its commercially reasonable efforts to maintain the effectiveness thereof and maintain the current status of the prospectuses contained therein) with respect to Company Options assumed by Parent pursuant hereto and shall cause such registration statement to remain in effect for so long as such assumed Company Option remain outstanding. Prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery in connection with the exercise of the converted Company Options. If converting a Company Option into an option to purchase Parent Common Stock using the Exchange Ratio would result in a loss of "incentive stock option" status under Section 422 of the Code for a Company Option, such conversion shall be effected in accordance with a procedure that is more likely to preserve such status in light of the provisions of Section 424(a) of the Code.

      Section 2.5 Certain Adjustments. If, between the date of this Agreement and the Effective Time (and as permitted by this Agreement), the outstanding shares of Parent Common Stock or the outstanding shares of Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or statutory share exchange or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Merger Consideration shall be appropriately adjusted to provide to the holders of shares of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

                                   ARTICLE III

                            EXCHANGE OF CERTIFICATES

      Section 3.1 Exchange Agent. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably satisfactory to the Company to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Company Common Stock, certificates representing the Parent Common Stock issuable pursuant to Section 2.1. Parent shall also deposit with the Exchange Agent from time to time, as needed, amounts sufficient to pay cash in lieu of fractional shares in accordance with Section
3.5 and any dividends and other distributions required to be paid upon the surrender of Certificates pursuant to Section 3.3.

      Section 3.2 Exchange Procedures. As soon as reasonably practicable after the Effective Time (and in any event within five business days), Parent and the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate immediately prior to the Effective Time (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing, in the aggregate, the whole number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 2.1 and (B) cash in lieu of any fractional shares of applicable Parent Common Stock pursuant to Section 3.5, and any dividends or other distributions pursuant to Section 3.3 (after giving effect to any required tax withholdings from cash payments), and in each case the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on any cash payable pursuant to Section 3.3 or Section 3.5.

      Section 3.3 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 3.5 until such holder shall surrender such Certificate in accordance with Section 3.2. Subject to the effect of any applicable United States federal, state or local or any applicable foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree, injunction, award, settlement agreement or ruling or any other applicable requirement or rule of law (a "Law"), following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.5 and the amount of dividends or other distributions with a record date and payment date after the Effective Time but prior to such surrender which would have been paid if the whole shares of Parent Common Stock had been issued as of such record date and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

      Section 3.4 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued and cash paid in lieu of any fractional shares of Parent Common Stock pursuant to Section 3.5 and any dividends or other distributions made pursuant to Section 3.3 upon conversion of shares of Company Common Stock in accordance with the terms of this Article III shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock.

      Section 3.5 No Fractional Shares of Parent Common Stock.

      (a) No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any such fractional shares and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock.

      (b) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of applicable Parent Common Stock multiplied by (ii) the per share closing price of Parent Common Stock quoted on the NASDAQ National Market System ("NMS") on the business day prior to the Closing Date. The fractional share interests of Parent Common Stock will be aggregated with respect to all Certificates tendered by each holder of Company Common Stock, and no holder of record of Company Common Stock will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

      Section 3.6 No Liability. If any Certificate shall not have been surrendered prior to one year after the Effective Time, any such Merger Consideration or dividends or distributions in respect thereof shall, to the extent permitted by applicable Law, be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with the provisions of this Article III shall thereafter look only to Parent for satisfaction of their claims for such Merger Consideration or dividends or distributions in respect thereof. Notwithstanding the foregoing, none of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Merger Consideration or any dividends or distributions with respect thereto, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to six years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable in lieu of fractional shares of Parent Common Stock pursuant to this Article III, would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 5.6 hereof)), any such Merger Consideration or dividends or distributions in respect thereof shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of any claims or interest of any person previously entitled thereto.

      Section 3.7 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional shares of Company Common Stock and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

      Section 3.8 Stock Transfer Books. At the close of business on the Closing Date, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Common Stock formerly represented thereby, except as otherwise provided herein or by applicable Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.3.

      Section 3.9 Rule 16b-3. Parent and the Company shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      Section 3.10 Withholding Rights. Parent shall be entitled to deduct and withhold from the consideration payable pursuant to this Agreement to any holder of shares of Company Common Stock an amount not in excess of the amount it is required to deduct and withhold with respect to the payment of such consideration under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax or other Law. To the extent that amounts are so withheld by or on behalf of Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made.

                                   ARTICLE IV

                            CERTAIN CORPORATE MATTERS

      Section 4.1 Certificate of Incorporation of Parent. At the Effective Time, Parent shall amend the Parent Certificate of Incorporation (as defined in Section 5.1(a) hereof) to change its corporate name to "BioScrip, Inc."

      Section 4.2 Directors and Officers.

      (a) As of the date of this Agreement, the Parent Board is composed of nine directors. Prior to the mailing by Parent and the Company of the Joint Proxy Statement/Prospectus (as defined in Section 7.9 hereof), Parent shall designate four directors (at least three of whom shall satisfy the relevant independence requirements of the NMS Continued Listing Standards (the "NMS Standards") and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act")) to remain on the Parent Board after the Effective Time, and the Parent Board shall take action to appoint (i) four individuals designated by the Company (at least three of whom shall satisfy the relevant independence requirements of the NMS Standards and the Sarbanes-Oxley Act) to the Parent Board as of the Effective Time, and (ii) one individual who was not previously affiliated with either Parent or the Company who will be designated by Parent in consultation with the Company (and who shall satisfy the relevant independence requirements of the NMS Standards and the Sarbanes-Oxley Act) to the Parent Board as of the Effective Time, and who shall be approved by the Company (which approval shall not be unreasonably withheld). The remaining directors of Parent not designated to remain on the Parent Board after the Effective Time shall resign from the Parent Board as of the Effective Time. In addition, Parent and the Company shall each designate (A) two directors (each of whom shall satisfy the relevant independence requirements of the NMS Standards and the Exchange Act) to serve on the audit committee of the Parent Board (the "Audit Committee") after the Effective Time; (B) two directors (each of whom shall satisfy the relevant independence requirements of the NMS Standards and the Code) to serve on the compensation committee of the Parent Board (the "Compensation Committee") after the Effective Time; (C) two directors (each of whom shall satisfy the relevant independence requirements of the NMS Standards) to serve on the nominating committee of the Parent Board (the "Nominating Committee") after the Effective Time; and (D) one director (who shall satisfy the relevant independence requirements of the NMS Standards, the Exchange Act and the Code) to serve, together with the Chairman of the Board and the Chief Executive Officer/President, on the executive committee of the Parent Board (the "Executive Committee") after the Effective Time (so that there will be four members of each such committee). The remaining members of the Audit Committee, the Compensation Committee, the Nominating Committee and the Executive Committee not designated to remain on such committees after the Effective Time shall resign therefrom as of the Effective Time. Parent does not have any other committees or subcommittees of the Parent Board as of the date of this Agreement and shall not form or reinstate any other committee or subcommittee of the Parent Board prior to the Effective Time.

      (b) As of and following the Effective Time until the Parent Board determines otherwise, Richard H. Friedman shall be the Chairman of the Parent Board and Henry F. Blissenbach shall be the President and Chief Executive Officer of Parent.

      Section 4.3 Corporate Headquarters. From and after the Effective Time, the corporate headquarters of Parent shall be in Elmsford, New York until determined otherwise, if ever, by the Parent Board.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Each of Parent and Merger Sub represents and warrants to the Company (except as set forth in the written disclosure letter delivered by Parent and Merger Sub to the Company in connection with the execution and delivery of this Agreement (the "Parent Disclosure Letter") or the Parent SEC Reports (as defined in Section 5.8 hereof) filed prior to the date of this Agreement (it being understood that any matter set forth in the Parent Disclosure Letter or in such Parent SEC Reports shall be deemed disclosed with respect to any section of this Article V to which the matters relates (to the extent the relevance of such matter to such section is reasonably apparent), as follows:

      Section 5.1 Organization and Standing.

      (a) Each of Parent and each Parent Subsidiary (as defined in Section 5.3(b) hereof) (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (ii) has full corporate, partnership or limited liability company, as the case may be, power and authority and all necessary government approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation, partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, in the case of clause (iii), where the failure to be so qualified or licensed or be in good standing, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Parent Material Adverse Effect (as defined in Section 10.11(b) hereof). Parent has made available to the Company true and complete copies of its certificate of incorporation (the "Parent Certificate of Incorporation") and bylaws (the "Parent Bylaws") and the certificate of incorporation and bylaws (or equivalent organizational documents) of each Parent Subsidiary, each as amended to date. Each such certificate of incorporation, bylaws or equivalent organizational documents is in full force and effect, and neither Parent nor any such Parent Subsidiary is in violation in any material respect of any provision of its respective certificate of incorporation, bylaws or equivalent organizational documents. Parent has made available to the Company true and complete copies of its and each Parent Subsidiary's minute books and stock record books.

      (b) Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has the corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted.

      Section 5.2 Merger Sub. Since the date of its incorporation, Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement and the performance of its obligations hereunder. Merger Sub was incorporated solely for the consummation of the transactions contemplated hereby. The authorized capital stock of Merger Sub consists of 100 shares of common stock, $0.001 par value per share, all of which have been validly issued, fully paid and nonassessable and are owned by Parent free and clear of any Liens.

      Section 5.3 Capitalization.

      (a) The authorized capital stock of Parent consists of 40,000,000 shares of Parent Common Stock and 250,000 shares of Series A Junior Participating Preferred Stock, par value $0.0001 per share (the "Parent Preferred Stock"). As of the close of business on August 4, 2004, (i) 22,457,829 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 2,198,076 shares of Parent Common Stock were held in Parent's treasury, (iii) 4,095,829 shares of Parent Common Stock are subject to outstanding options to purchase Parent Common Stock (each a "Parent Option"), (iv) 5,256,180 shares of Parent Common Stock were authorized and reserved for future issuance pursuant to the Parent Stock Option Plans and (v) no shares of Parent Preferred Stock were issued and outstanding. Section 5.3(a) of the Parent Disclosure Letter sets forth a true and complete list of the outstanding Parent Options with the exercise prices thereof. No bonds, debentures, notes or other indebtedness of Parent or any Parent Subsidiary having any right to vote with the stockholders (or other equity holders) of Parent or such Parent Subsidiary on matters submitted to the stockholders (or other equity holders) of Parent or such Parent Subsidiary (or any securities that are convertible into or exercisable or exchangeable for securities having such voting rights) are issued or outstanding. Except as set forth above or in Section 5.3(a) of the Parent Disclosure Letter, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by Parent or any Parent Subsidiary relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 5.3(a) of the Parent Disclosure Letter, there are no outstanding contractual obligations (contingent or otherwise) of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary or to pay any dividend or make any other distribution in respect thereof. Except as set forth in Section 5.3(a) of the Parent Disclosure Letter, there are no stockholder agreements, voting trusts or other agreements or understandings to which Parent or any Parent Subsidiary thereof is a party or by which Parent or any Parent Subsidiary is bound relating to the voting or transfer of any shares of the capital stock of Parent or any Parent Subsidiary. All registration rights agreements to which Parent is a party are identified in
Section 5.3(a) of the Parent Disclosure Letter.

      (b) All Parent Subsidiaries, their respective jurisdictions of organization, their respective forms of organization and the holders of their respective outstanding capital stock or other equity interests are identified in
Section 5.3(b) of the Parent Disclosure Letter. As used herein, the term "Parent Subsidiary" shall mean, with respect to Parent, any person (A) of which Parent or any other Parent Subsidiary is a general partner, (B) of which voting power to elect a majority of the board of directors or others performing similar functions with respect to such person is held by Parent or by one or more of the Parent Subsidiaries or (C) of which at least 50% of the equity interests (or economic equivalent) of such person are, directly or indirectly, owned or controlled by Parent or by one or more of the Parent Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each Parent Subsidiary have been validly issued and are fully paid and nonassessable and no such shares or other ownership interests are subject to or have been issued in violation of any preemptive or similar rights and are, except as set forth in Section 5.3(b) of the Parent Disclosure Letter, owned directly or indirectly by Parent, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. Except as disclosed in Section 5.3(b) of the Parent Disclosure Letter or as described in the Parent SEC Reports, neither Parent nor any of the Parent Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity (other than the Parent Subsidiaries) or any participating interest in the revenues or profits of any person, and neither Parent nor any of the Parent Subsidiaries is subject to any obligation to make any investment (in the form of a loan, capital contribution or otherwise) in any person.

      Section 5.4 Authority for Agreement.

      (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining necessary stockholder approval in connection with the Merger and amendment of the Parent Certificate of Incorporation, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by each of them of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action (including the approval of the Parent Board) and no other corporate proceedings on the part of Parent or the Merger Sub are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger and amendment of the Parent Certificate of Incorporation, the approval and adoption of this Agreement and the Merger and such amendment by the affirmative vote of a majority of the voting power of the then outstanding shares of Parent Common Stock and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of them enforceable against them in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the "Bankruptcy and Equity Exception").

      (b) At a meeting duly called and held August 6, 2004, the Parent Board and the Merger Sub Board (i) determined that this Agreement and the other transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interests of Parent and the stockholders of Parent, (ii) unanimously approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend the adoption of this Agreement and the transactions contemplated hereby, including the Merger, by Parent's stockholders. The actions taken by the Parent Board constitute approval of the Merger, this Agreement and the other transactions contemplated hereby by the Parent Board under the provisions of Section 203 of the DGCL such that
Section 203 of the DGCL does not apply to this Agreement, the Merger or the transactions contemplated hereby.

      (c) Lehman Brothers Inc. (the "Parent Independent Advisor") has delivered to the Parent Board on August 6, 2004 its oral opinion, and delivered its written opinion dated as of August 9, 2004, that, as of such dates and based on the assumptions, qualifications and limitations contained therein, the Exchange Ratio is fair to Parent from a financial point of view, and such opinion has not been withdrawn or adversely modified. True and complete copies of all agreements and understandings between Parent and the Parent Independent Advisor relating to the Merger and the other transactions contemplated by this Agreement have been made available to the Company.

      (d) The vote of a majority of the voting power of the then outstanding shares of Parent Common Stock is the only vote of the holders of any class or series of Parent's capital stock necessary to approve this Agreement, the amendment of the Parent Certificate of Incorporation, the Merger and the other transactions contemplated hereby.

      Section 5.5 No Conflict. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated by this Agreement shall not, (i) conflict with or violate the Parent Certificate of Incorporation or the Parent Bylaws or the certificate of incorporation or bylaws of Merger Sub, (ii) subject to Section 5.6, conflict with or violate any Law applicable to Parent, Merger Sub or any of the Parent Subsidiaries or by which any property or asset of Parent, Merger Sub or any of the Parent Subsidiaries is bound or affected or (iii) except as set forth in
Section 5.5 of the Parent Disclosure Letter, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, require consent or result in the creation of a Lien on any property or asset of Parent, Merger Sub or any of the Parent Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent, Merger Sub or any of the Parent Subsidiaries is a party or by which Parent, Merger Sub or any of the Parent Subsidiaries or any of the properties or assets of Parent, Merger Sub or the Parent Subsidiaries is bound or affected, except, in the case of clause
(iii) only, where such breach, default, right, payment or other obligation, consent or Lien, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

      Section 5.6 Required Filings and Consents. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or "blue sky" laws and filing and recordation of appropriate merger documents as required by the DGCL, (ii) for those required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) for compliance with the NMS listing requirements, (iv) for filings contemplated by Sections 1.1, 1.2 and 7.9 hereof, and (v) any such consent, approval, authorization, permit, action, filing or notification listed in Section 5.6 of the Parent Disclosure Letter.

      Section 5.7 Compliance.

      (a) Each of Parent and the Parent Subsidiaries is and has been in compliance with all Laws applicable to Parent or any of the Parent Subsidiaries or by which any property, business or asset of Parent or any of the Parent Subsidiaries is bound or affected, other than non-compliance that, individually or in the aggregate, has not and would not reasonably be expected to have a Parent Material Adverse Effect.

      (b) Parent has made available to the Company a complete and accurate copy of Parent's corporate compliance program (the "Parent Compliance Program"), including all compliance committee minutes, all policies and procedures thereof and all employee training programs and all similar documents relating to any other body established by Parent and the Parent Subsidiaries for the purpose of monitoring regulatory compliance efforts by Parent and the Parent Subsidiaries.

      Section 5.8 SEC Filings, Financial Statements.

      (a) Parent and each Parent Subsidiary, as necessary, has filed all forms, reports, statements and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since January 1, 2001 (the "Parent SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, and the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the Parent SEC Reports (including, any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The principal executive officer of Parent and the principal financial officer of Parent (and each former principal executive officer of Parent and each former principal financial officer of Parent, as applicable) has made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC thereunder with respect to Parent's filings pursuant to the Exchange Act. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither Parent nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

      (b) All of the financial statements included in the Parent SEC Reports, in each case, including any related notes thereto, as filed with the SEC (those filed with the SEC are collectively referred to as the "Parent Financial Statements"), have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as may be permitted by Form 10-Q of the SEC and subject, in the case of the unaudited statements, to normal, recurring audit adjustments) and fairly present the consolidated financial position of Parent and the Parent Subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.

      (c) Neither Parent nor any of the Parent Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except (i) as and to the extent set forth in Section 5.8(c) of the Parent Disclosure Letter, (ii) as and to the extent set forth in the Parent SEC Reports filed prior to the date of this Agreement, (iii) liabilities and obligations existing as of December 31, 2003 that were not required to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with GAAP, none of which have had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (iv) as and to the extent incurred after December 31, 2003 in the ordinary course of business or (v) as and to the extent incurred in connection with the transactions contemplated by this Agreement.

      (d) Parent and each Parent Subsidiary maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls that provide assurance that: (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Parent and each Parent Subsidiary and to maintain accountability for Parent's and each Parent Subsidiary's consolidated assets; (iii) access to Parent's assets is permitted only in accordance with management's authorization; (iv) the reporting of Parent's assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

      (e) Parent and each Parent Subsidiary maintains disclosure controls and procedures required by Rule 13a-15 or l5d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning Parent and the Parent Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Parent's filings with the SEC and other public disclosure documents.

      (f) The management of Parent has disclosed, based on its most recent evaluation, to Parent's outside auditors and the audit committee of the Parent Board (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Parent's ability to record, process, summarize and report financial data and
(ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal control over financial reporting.

      (g) Neither Parent nor any Parent Subsidiary has, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of Parent or any Parent Subsidiary.
Section 5.8(g) of the Parent Disclosure Letter identifies any loan or extension of credit maintained by Parent or any Parent Subsidiary to which the second sentence of Section 13(k)(l) of the Exchange Act applies.

      (h) Parent and each Parent Subsidiary is, or will timely be, in all material respects, in compliance with all current and proposed listing and corporate governance requirements of the NMS.

      (i) Each of Parent and the Parent Subsidiaries, their directors and senior officers have consulted with or have had the opportunity to consult with Parent's independent auditors and with Parent's outside legal counsel with respect to, and (to the extent applicable to Parent) are familiar in all material respects with all of the requirements of, the Sarbanes-Oxley Act. Parent and each Parent Subsidiary is in compliance with the provisions of Sarbanes-Oxley Act applicable to it as of the date hereof and has implemented such programs and has taken reasonable steps, upon the advice of Parent's independent auditors and outside legal counsel, respectively, to ensure Parent's and each Parent Subsidiary's future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all provisions of the Sarbanes-

Oxley Act that shall become applicable to Parent and the Parent Subsidiaries after the date hereof.

      Section 5.9 Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in Section 5.9 of the Parent Disclosure Letter, since December 31, 2003, Parent and the Parent Subsidiaries have conducted business only in the ordinary course consistent with past practice and there has not been (i) any change, event or occurrence of any condition that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of Parent or any Parent Subsidiary, or (iii) any material change in accounting methods, principles or practices employed by Parent and the Parent Subsidiaries, except for changes after the date hereof insofar as may have been required by a change in GAAP or applicable Law, and, without limiting the generality of the foregoing, none of Parent or any of the Parent Subsidiaries has taken any action that would have been prohibited by the terms of Section 7.2(a) or (b) if such Sections had been in effect at all times since December 31, 2003.

      Section 5.10 Taxes.

      (a) Parent and each of the Parent Subsidiaries have timely filed all material Tax Returns (as defined below) required to be filed by any of them. All such Tax Returns are true, correct and complete in all material respects. All material Taxes (as defined below) of Parent or any of the Parent Subsidiaries that are (i) payable by Parent or any of the Parent Subsidiaries with respect to items or periods covered by such Tax Returns (whether or not shown as due or reportable on such Tax Returns) or (ii) claimed or asserted by any taxing authority, in a written statement, to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Parent SEC Reports in accordance with GAAP. Parent and the Parent Subsidiaries have, to the extent required by GAAP, established reserves in the Parent Financial Statements that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of Parent and the Parent Subsidiaries as of the end of and for the periods stated in the Parent Financial Statements, have complied with all applicable Laws relating to the payment and withholding of Taxes and have timely withheld from employee wages and paid over to the proper Governmental Entities when due all amounts required to be so withheld and paid over. There are no Liens on any of the assets of Parent or any of the Parent Subsidiaries with respect to Taxes, other than Liens for Taxes not yet due and payable. For purposes of this Agreement, (a) "Tax" (and, with correlative meaning, "Taxes") means any United States federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity, and (b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

      (b) Neither Parent nor any of the Parent Subsidiaries has a material amount of income reportable for a taxable period ending after the Effective Time that is attributable to an activity or transaction (other than activities or transactions entered into in the ordinary course of the business of Parent) occurring in, or a change in accounting method made for, a period ending on or prior to the Effective Time, including, without limitation, any adjustment pursuant to Section 481 of the Code.

      (c) No federal income Tax Returns of Parent have been examined by the Internal Revenue Service or otherwise closed. No claim has been made by a Governmental Entity in a jurisdiction where Parent or any of the Parent Subsidiaries does not file Tax Returns to the effect that Parent or any of the Parent Subsidiaries is or may be subject to taxation by that jurisdiction. No federal, state, local or foreign Tax audits or other administrative proceedings or court proceedings are currently pending with respect to any Taxes for which Parent or any of the Parent Subsidiaries could reasonably be expected to be liable. No deficiencies for any such Taxes have been proposed, asserted or assessed, or to the knowledge of Parent or any of the Parent Subsidiaries, threatened against Parent or any of the Parent Subsidiaries pursuant to any such audit of, or proceeding involving, Parent or any of the Parent Subsidiaries. No requests for waivers of the time to assess any Taxes against Parent or any of the Parent Subsidiaries have been granted or are pending and neither Parent nor any of the Parent Subsidiaries has executed (or will execute prior to the Effective Time) any closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign income Tax Law that relates to the assets or operations of Parent or any of the Parent Subsidiaries.

      (d) Neither Parent nor any of the Parent Subsidiaries has ever been a member of an affiliated group filing a consolidated federal income Tax Return, other than the group of which it currently is a member (the "Parent Affiliated Group"). Neither Parent nor any of the Parent Subsidiaries has ever (i) been a party to any Tax sharing agreement or Tax indemnity agreement other than an agreement between members of the Parent Affiliated Group or (ii) assumed the Tax liability of any other person under contract other than a member of the Parent Affiliated Group. Neither Parent nor any of the Parent Subsidiaries is liable for the Taxes of any other person as a successor or transferee, by contract or otherwise, or pursuant to any provision of federal, state, local or foreign Law, other than Taxes of other members of the Parent Affiliated Group.

      (e) Neither Parent nor any of the Parent Subsidiaries is a party to any contract, agreement, plan or arrangement that, individually or collectively, could reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Parent or any of the Parent Subsidiaries is a party or by which any of them is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

      (f) Parent has not been the "distributing corporation" (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the three-year period ending as of the date of this Agreement.

      (g) Neither Parent nor any of the Parent Subsidiaries is a party to a "tax shelter" or a "listed transaction" as defined in Section 6111 of the Code or the regulations thereunder.

      Section 5.11 Litigation. Except for such matters that are disclosed in
Section 5.11 of the Parent Disclosure Letter, as of the date hereof, there are no claims, suits, actions, or administrative, arbitration or other proceedings or investigations ("Litigation") pending or, to the knowledge of Parent, threatened against Parent or any of the Parent Subsidiaries or, to the knowledge of Parent, any Litigation with respect to Parent or any of the Parent Subsidiaries pending or threatened against any executive officer of Parent. Except as set forth in Section 5.11 of the Parent Disclosure Letter, as of the date hereof, there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency or by arbitration) against or binding on Parent or any of the Parent Subsidiaries.

      Section 5.12 Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus to be mailed to Parent's stockholders in connection with the meeting (the "Parent Stockholders Meeting") to be called to consider the Merger, the amendment to Parent's Certificate of Incorporation and the other transactions contemplated hereby (i) at the time the Form S-4 (as defined in Section 7.9 hereof) is declared effective, (ii) on the date the Joint Proxy Statement/Prospectus is first mailed to Parent's stockholders, (iii) at the time of the Parent Stockholders Meeting and (iv) at the Effective Time shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus and the Form S-4 shall comply as to form and substance in all material respects with the requirements of the Exchange Act and the Securities Act and the applicable rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus or the Form S-4.

      Section 5.13 Employee Benefit Plans.

      (a) Section 5.13(a) of the Parent Disclosure Letter contains a true and complete list of (i) each written employment agreement (other than at-will offer letters with no severance or compensation term guarantee), consulting agreement, independent contractor agreement, bonus agreement, deferred compensation agreement, incentive compensation agreement, retention agreement, severance agreement, change-in-control agreement, or other compensation agreement or arrangement to which Parent or any of the Parent Subsidiaries is a party or by which it is bound, but, in each such case, only with respect to employees, officers, directors, consultants or independent contractors who have been or are scheduled to be paid total compensation in excess of $200,000 per year (excluding amounts paid on behalf of such person for employee benefits available to Parent Employees generally), and (ii) each stock purchase, stock option, stock appreciation right or other stock-based incentive, parachute, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Parent or any of the Parent Subsidiaries, or by any trade or business, whether or not incorporated (a "Parent ERISA Affiliate"), that together with Parent or any of the Parent Subsidiaries would be deemed a "single employer" under Section 414(b), (c), (m) or (o) of the Code, for the benefit of any current or former employee, officer, director, independent contractor or consultant of Parent, of any of the Parent Subsidiaries, or of any Parent ERISA Affiliate (each a "Parent Employee") and under which Parent or any of the Parent Subsidiaries has any material liability (the "Parent Plans"). Without limiting the foregoing, Section 5.13(a) of the Parent Disclosure Letter identifies each Parent Plan that is an "employee welfare benefit plan" or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "Parent ERISA Plans").

      (b) With respect to each of the Parent Plans, Parent has (except as set forth in Section 5.13(b) of the Parent Disclosure Letter) provided to the Company true and complete copies of each of the following documents, as applicable: (i) a copy of the Parent Plan (including all amendments thereto) for each written Parent Plan or a written description of any Parent Plan that is not otherwise in writing; (ii) a copy of the annual report or IRS Form 5500 Series, if required under ERISA, with respect to each Parent ERISA Plan for the last two
(2) plan years ending prior to the date of this Agreement for which such a report was filed; (iii) a copy of the actuarial report, if required under ERISA, with respect to each Parent ERISA Plan for the last two (2) plan years ending prior to the date of this Agreement; (iv) a copy of the most recent Summary Plan Description, together with all Summary of Material Modifications issued with respect to such Summary Plan Description, if required under ERISA, with respect to each Parent ERISA Plan, and all other material employee communications relating to each Parent Plan; (v) if the Parent Plan is funded through a trust or any other funding vehicle (or if a rabbi trust or a similar arrangement has been established in connection with a Parent Plan), a copy of the trust, other funding vehicle, or arrangement (including all amendments thereto) and the latest financial statements thereof, if any; (vi) all contracts relating to the Parent Plans with respect to which Parent, any of the Parent Subsidiaries or any Parent ERISA Affiliate may have any material liability; (vii) the most recent determination letter received from the IRS with respect to each Parent ERISA Plan that is intended to be qualified under Section 401(a) of the Code; (viii) copies of any notices, letters or other correspondence from the IRS or the Department of Labor relating to a Parent ERISA Plan; and (ix) such other information as may be reasonably requested by the Company from time to time.

      (c) None of Parent, any Parent Subsidiary or any Parent ERISA Affiliate has ever maintained, contributed to or been obligated to contribute to any employee pension benefit plan that is, or ever was, subject to Title IV of ERISA, to any "multiemployer plan," as such term is defined in Section 3(37) of ERISA, to any "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or to any plan described in Section 413(c) of the Code.

      (d) None of Parent, any Parent Subsidiary, any Parent ERISA Affiliate, any of the Parent ERISA Plans, any trust created thereunder, or to the knowledge of Parent, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which Parent, any Parent Subsidiary or any Parent ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975, 4976 or 4980B of the Code.

      (e) Each of the Parent Plans has been established, operated and administered in all material respects in accordance with its terms and applicable Laws, including but not limited to ERISA and the Code.

      (f) Except as set forth in Section 5.13(f) of the Parent Disclosure Letter, other than routine claims for benefits, there are no suits, claims, actions, audits, investigations, corrections being undertaken pursuant to IRS or Department of Labor voluntary compliance programs or other proceedings pending or, to the knowledge of Parent, threatened against or otherwise involving any Parent Plan.

      (g) No Parent Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Parent, any

Parent Subsidiary or any Parent ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable Laws, (ii) death benefits or retirement benefits under any employee pension benefit plan or (iii) benefits, the full direct cost of which are borne by the current or former employee (or beneficiary thereof)).

      (h) As of the date hereof, to the knowledge of Parent, other than as provided under the terms of the Parent Plans, none of Parent, any Parent Subsidiary or any Parent ERISA Affiliate has made any representation or commitment to, or entered into any formal or informal understanding with, any Parent Employee with respect to compensation, benefits, or terms of employment to be provided by Parent, the Surviving Corporation or any of the Surviving Corporation's Subsidiaries at or subsequent to the Effective Time.

      (i) No assets of any Parent ERISA Plan that are plan assets for purposes of Title I of ERISA are employer securities or employer real property.

      (j) Except as set forth in Section 5.13(j) of the Parent Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated by this Agreement will (either alone or in conjunction with any other event) (i) cause the accelerated vesting of any Parent Options or (ii) result in any payment or benefit to any Parent Employee.

      (k) Each individual who is classified and treated by Parent, any Parent Subsidiary or any Parent ERISA Affiliate as an independent contractor or consultant (as distinguished from an employee) has been properly so classified and treated.

      Section 5.14 Environmental Compliance and Disclosure.

      (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (i) Parent and each of the Parent Subsidiaries comply with all applicable Environmental Laws (as defined below), and possess and comply with all applicable Environmental Permits (as defined below) required under such Environmental Laws to operate as it presently operates; (ii) to the knowledge of Parent, there are no Materials of Environmental Concern (as defined below) at any property owned or operated by Parent or any of the Parent Subsidiaries, under circumstances that are reasonably likely to result in liability of Parent or any of the Parent Subsidiaries under any applicable Environmental Law; and (iii) neither Parent nor any of the Parent Subsidiaries has received any written notification alleging that it is liable for, or requesting information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute, concerning any release or threatened release of Materials of Environmental Concern at any location except, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate Governmental Entity.

      (b) Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 5.14 are the only representations and warranties in this Agreement with respect to Environmental Laws or Materials of Environmental Concern.

      (c) For purposes of this Agreement, the following terms shall have the meanings assigned below:

      "Environmental Laws" shall mean all Laws protecting the quality of the ambient air, flora and fauna, sediment, soil, surface water or groundwater.

      "Environmental Permits" shall mean all permits, licenses, registrations and other authorizations required under applicable Environmental Laws, in effect as of the date of this Agreement.

      "Materials of Environmental Concern" shall mean any hazardous, acutely hazardous, or toxic substance or waste defined and regulated as such under applicable Environmental Laws, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act and the Federal Resource Conservation and Recovery Act.

      Section 5.15 Intellectual Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) Parent and the Parent Subsidiaries own or have the right to use all patents, inventions, copyrights, software, trademarks, tradenames, service marks, domain names, trade dress, trade secrets, service marks, brand marks, brand names, computer programs, databases, industrial designs and all other intellectual property rights of any kind or nature ("Intellectual Property") used in or necessary to their business as currently conducted, (b) to the knowledge of Parent, neither the use of such Intellectual Property nor the conduct of the business of Parent and the Parent Subsidiaries conflicts with, infringes upon, violates or interferes with or constitutes an appropriation of the Intellectual Property of any third party (and no claim has been asserted against Parent or any of the Parent Subsidiaries that such use or conduct of business constitutes such a conflict, infringement, violation, interference or appropriation) and the Intellectual Property rights of Parent and the Parent Subsidiaries are not being infringed, violated or interfered with by any third party and (c) Parent and the Parent Subsidiaries make commercially reasonable efforts to protect and maintain their Intellectual Property. With respect to all Intellectual Property owned by Parent and the Parent Subsidiaries, Parent or a Parent Subsidiary thereof is the owner of the entire right, title and interest in and to such Intellectual Property free and clear of all Liens, and is entitled to use such Intellectual Property in the continued operation of its business, except as set forth in Section 5.15 of the Parent Disclosure Letter or as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

      Section 5.16 Regulatory Compliance. Except as set forth in Section 5.16 of the Parent Disclosure Letter or as disclosed in the Parent SEC Reports:

      (a) Parent and the Parent Subsidiaries have, as of the date hereof, all required material licenses, permits, certificates, approvals, accreditations, and authorizations ("Permits") necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, and are in compliance, in all material respects, with the terms thereof, and neither Parent nor any of the Parent Subsidiaries has received any notice from any Governmental Entity or any other person that Parent or any of the Parent Subsidiaries have failed to comply with any Law relating to such Permits and no event has occurred, with or without the giving of notice, the passage of time, or both that could reasonably be expected to subject any such Permits to any adverse action.

      (b) Parent and the Parent Subsidiaries have been and are in compliance, in all material respects, with (i) to the extent applicable, all rules and regulations of the Medicare and Medicaid programs, including any guidance interpreting such rules and regulations; (ii) all federal laws, rules, regulations and applicable guidance relating to health care fraud and abuse, including, without limitation: (A) the Anti-Kickback Law, 42 U.S.C. Section 1320a-7b, 42 C.F.R. Section 1001.952, (B) the federal false coding statute, 42 U.S.C. Section 1320a-7a, (C) the federal physician self-referral prohibition, 42 U.S.C. Section 1395nn, 42 C.F.R. Section 411.351 et seq., and (D) the false claims act, 31 U.S.C. Section 3729 et seq.; (iii) any and all state laws relating to health care fraud and abuse; (iv) state laws relating to Medicaid or any other state health care or health insurance programs; (v) federal or state laws relating to billing or claims for reimbursement submitted to any third party payor; and (vi) any other federal or state laws relating to fraudulent, abusive, or unlawful practices connected in any way with the provision of health care items or services, or the billing for or submission of claims for reimbursement for such items or services provided to a beneficiary of any state, federal or other governmental health care or health insurance program or any private payor.

      (c) Since January 1, 1999, to the knowledge of Parent, neither Parent or any of the Parent Subsidiaries, nor any director, officer, employee or agent of Parent or any of the Parent Subsidiaries, with respect to actions taken on behalf of Parent or any of the Parent Subsidiaries, (i) has been assessed a civil money penalty under Section 1128A of the Social Security Act or any regulations promulgated thereunder, (ii) has been excluded from participation in any federal health care program or state health care program (as such terms are defined by the Social Security Act), (iii) has been convicted of any criminal offense relating to the delivery of any item or service under a federal or state health care program relating to the unlawful manufacture, distribution, prescription, or dispensing of a prescription drug or a controlled substance or
(iv) has been or is a party to or subject to any action or proceeding concerning any of the matters described above in clauses (i) through (iii) or has received from any Governmental Entity or any other party any threat of an action relating to the matters described in clauses (i) through (iii).

      (d) Parent and the Parent Subsidiaries are and have been in compliance, in all material respects, with all applicable Laws, with respect to matters relating to patient or individually identifiable health information, including, without limitation, the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191, as amended, and any rules or regulations promulgated thereunder (collectively, the "Healthcare Information Laws").

      (e) Parent and the Parent Subsidiaries (i) are and have been in compliance, in all material respects, with all applicable Laws and any other applicable guidance, including any written agreement with any Governmental Entity (all of which agreements are listed in Section 5.16(e) of the Parent Disclosure Letter), relating to the conduct of its business, the operation of pharmacies, the provision of mail order pharmacy services, the repackaging of drug products, the wholesale distribution of prescription drugs or controlled substances, and the dispensing of prescription drugs or controlled substances,
(ii) are and have been in compliance, in all material respects, with all applicable Laws and any other applicable guidance relating to the labeling, packaging, advertising, or adulteration of prescription drugs or controlled substances and (iii) are not and have not been subject to any sanction or other adverse action by any Governmental Entity for the matters described above in clauses (i) and (ii).

      (f) Parent and the Parent Subsidiaries, to the extent that they provide items or services reimbursable under the Medicare or Medicaid programs, are providers in good standing under existing participating provider agreements with the Medicare and Medicaid programs, and Parent and the Parent Subsidiaries operate in compliance with the conditions of participation of the Medicare and Medicaid programs.

      Section 5.17 Real Estate. Neither Parent nor any of the Parent Subsidiaries owns any real property. All leases, subleases and other occupancy agreements of Parent or any Parent Subsidiary ("Parent Leases") pursuant to which Parent or such Parent Subsidiary occupies any real property ("Parent Leased Real Property") have been made available to the Company. Pursuant to the Parent Leases, Parent or such Parent Subsidiary has a valid leasehold interest in the Parent Leased Real Property free and clear of all Liens that arise out of the acts or omissions of Parent or any Parent Subsidiary. Neither Parent, nor any Parent Subsidiary nor, to the knowledge of Parent, any landlord is in material default under any Parent Lease. Neither Parent nor any Parent Subsidiary has received or given notice of material default under any Parent Lease and, to the knowledge of Parent, there is no event that, with notice or the passage of time or both, would constitute a material default under any Parent Lease. To the knowledge of Parent, no eminent domain or condemnation proceeding is pending or threatened that would affect any of the Parent Leased Real Property or any land or building on or in which any of the Parent Leased Real Property is located. All premises constituting Parent Leased Real Property are adequate for conducting the operations that are currently conducted thereon by Parent or any Parent Subsidiary. The operations that are currently conducted by Parent or any Parent Subsidiary on premises included in the Parent Leased Real Property are permitted uses of such premises under the Parent Lease applicable thereto.

      Section 5.18 Transactions with Affiliates. Except for the matters disclosed in Section 5.18 of the Parent Disclosure Letter, (a) no director or officer or other affiliate of Parent (or any family member of any such person who is an individual or any entity in which any such person or any such family member owns a material beneficial interest) is, or has been at any time since January 1, 2002, (i) a competitor, creditor, debtor, customer, distributor, supplier or vendor of Parent or any Parent Subsidiary, or (ii) a party to any material transaction, contract, agreement, commitment, arrangement, lease, license or other instrument to which Parent or any Parent Subsidiary is or was a party, and (b) no such transaction, contract, agreement, commitment, arrangement, lease, license or other instrument has been consummated, abandoned, amended or terminated since January 1, 2002. Except as disclosed in Section 5.18 of the Parent Disclosure Letter, no director or officer or other affiliate of Parent (or any family member of any such person who is an individual or any entity in which any such person or any such family member owns a material beneficial interest) owns, or has owned since January 1, 2003, any material asset or properties used in, or necessary to, the business or operations of Parent and the Parent Subsidiaries.

      Section 5.19 Major Customers and Suppliers. Section 5.19 of the Parent Disclosure Letter sets forth, as to Parent and each of the following Parent Subsidiaries for the fiscal year ended December 31, 2003, (a) a list of (i) the ten largest customers, by revenue, of the Scrip Solutions LLC pharmacy benefit management business, (ii) the ten largest third party payors to which Parent or the Parent Subsidiary is under contract directly or indirectly through financial intermediaries through which pharmacy claims are paid, by revenue, of the Scrip Pharmacy, Inc. mail pharmacy business and (iii) the ten largest customers, by revenue, of Parent's and the Parent Subsidiaries' specialty business (including Bio Scrip, ADIMA, Vitality and Fair Drug) on a consolidated basis, and (b) the five largest suppliers of materials, products or services (each supplier measured by Parent's or the Parent Subsidiary's individual billings to the customer). Except as set forth in Section 5.19 of the Parent Disclosure Letter, as of the date hereof, the relationships of Parent and the Parent Subsidiaries with the customers and suppliers required to be listed in Section 5.19 of the Parent Disclosure Letter are good commercial working relationships and none of such customers or the suppliers has canceled, terminated or otherwise materially altered (including any material reduction in the rate or amount of sales or purchases or material increase in the prices charged or paid, as the case may be) or notified Parent or any of the Parent Subsidiaries of any intention to do any of the foregoing or otherwise threatened to cancel, terminate or materially alter (including any material reduction in the rate or amount of sales or purchases, as the case may be) its relationship with Parent or any Parent Subsidiary.

      Section 5.20 Insurance. True and complete copies of all material insurance policies owned or held by Parent and each Parent Subsidiary have been made available to the Company. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid and no notice of cancellation, termination or reservation of rights has been received with respect to any such policy. Neither Parent nor any Parent Subsidiary has been refused any insurance with respect to its assets or operations, nor has coverage been materially limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years. No material claims have been asserted during the three-year period prior to the date of this Agreement by Parent or any Parent Subsidiary under any of the insurance policies of Parent or the Parent Subsidiaries or relating to their properties, assets or operations.

      Section 5.21 Labor Matters. Except as set forth in Section 5.21 of the Parent Disclosure Letter, none of Parent or any of the Parent Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Parent or any of the Parent Subsidiaries the subject of a proceeding asserting that Parent or any of the Parent Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Parent or any of the Parent Subsidiaries to bargain with any labor organization as to wages and conditions of employment. There is (i) no strike or material labor dispute, slowdown or stoppage pending or, to the knowledge of Parent, threatened against Parent or any of the Parent Subsidiaries and (ii) to the knowledge of Parent, no union representation question existing with respect to the employees of Parent or the Parent Subsidiaries. Parent and the Parent Subsidiaries are and have been in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment (including termination of employment), wages, hours of work, occupational safety and health, and worker classification, and are not engaged in any unfair labor practices, except for such violations, if any, which, have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. None of Parent or any of the Parent Subsidiaries has received written notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to employees and, to the knowledge of Parent, no such investigation is in progress.

      Section 5.22 Material Contracts.

      (a) Except as filed or incorporated by reference as an exhibit to the Parent SEC Reports or in Section 5.22(a) of the Parent Disclosure Letter, neither Parent nor any Parent Subsidiary is a party to any contract, agreement or other instrument:

            (i) with any party set forth on Section 5.19 of the Parent Disclosure Letter;

            (ii) relating to (A) any indebtedness, notes payable (including notes payable in connection with acquisitions), accrued interest payable or other obligations for borrowed money, whether current, short-term, or long-term, secured or unsecured, of Parent or any of the Parent Subsidiaries, (B) any purchase money indebtedness or earn-out or similar obligation in respect of purchases of property or assets by Parent or any of the Parent Subsidiaries, (C) any lease obligations of Parent or any of the Parent Subsidiaries under leases which are capital leases in accordance with GAAP, (D) any financing of Parent or any of the Parent Subsidiaries effected through "special purpose entities" or synthetic leases or project financing, (E) any obligations of Parent or any of the Parent Subsidiaries in respect of banker's acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables), (F) any obligation or liability of Parent or any of the Parent Subsidiaries with respect to interest rate swaps, collars, caps, currency derivatives and similar hedging obligations or (G) any guaranty of any of the foregoing (the liabilities and obligations referred to in (A) through (G) above, "Parent Indebtedness" ) or any Liens upon any properties or assets of Parent or any Parent Subsidiary as security for such Parent Indebtedness;

            (iii) that (A) limit in any material respect the ability of Parent and/or any Parent Subsidiary or affiliate of, or successor to, Parent, or, to the knowledge of Parent, any executive officer of Parent, to compete in any line of business or with any person or in any geographic area or during any period of time, (B) require Parent and/or any Parent Subsidiary or affiliate of, or successor to, Parent to use any supplier or third party for all or substantially all of any of its material requirements,
      (C) limit or purport to limit in any material respect the ability of Parent and/or any Parent Subsidiary or affiliate of, or successor to, Parent to solicit any customers or clients of the other parties thereto,
      (D) require Parent and/or any Parent Subsidiary or affiliate of, or successor to, Parent to provide to the other parties thereto "most favored nations" pricing or (E) require Parent and/or any Parent Subsidiary or affiliate of, or successor to, Parent to market or co-market any products or services of a third party; and

            (iv) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC).

      (b) Parent has made available to the Company true, complete and correct copies of all contracts, agreements and other instruments, and all amendments or waivers thereto, required to be listed in Section 5.22(a) of the Parent Disclosure Letter. Except as set forth in Section 5.22(b) of the Parent Disclosure Letter, neither Parent nor any of the Parent Subsidiaries is a party to any contract, lease, license or other agreement or instrument required to be described in or filed as an exhibit to any Parent SEC Report that is not described in or filed as required by the Securities Act or the Exchange Act, as the case may be. Except as set forth in Section 5.22(b) of the Parent Disclosure Letter, (i) none of Parent nor any of the Parent Subsidiaries is (with or without the lapse of time or the giving of notice, or both) in material breach or default under any contract, lease, license or other agreement or instrument required to be listed on Schedule 5.22(a) of the Parent Disclosure Letter or in the Parent SEC Reports, (ii) to the knowledge of Parent, none of the other parties to any such contract, lease, license or other agreement or instrument to which Parent or a Parent Subsidiary is a party or is bound is (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder and (iii) neither Parent nor any of the Parent Subsidiaries has received any written notice of the intention of any party to terminate or cancel any such contract, lease, license or other agreement or instrument to which Parent or a Parent Subsidiary is a party or is bound (whether as a termination or cancellation for convenience or for default of Parent or any of the Parent Subsidiaries thereunder).

      Section 5.23 Brokers. Except pursuant to the Parent Independent Advisor Engagement Letter (as defined in Section 7.9 hereof), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

      Section 5.24 No Other Representations and Warranties. Except for the representations and warranties made by Parent in this Agreement, Parent makes no representations or warranties, and Parent hereby disclaims any other representations or warranties, with respect to Parent, the Parent Subsidiaries, or its or their business, operations, assets, liabilities, condition (financial or otherwise) or prospects or the negotiation, execution, delivery or performance of this Agreement by Parent, notwithstanding the delivery or disclosure to the Company or its affiliates or representatives of any documentation or other information with respect to any one or more of the foregoing.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Parent and Merger Sub (except as set forth in the written disclosure letter delivered by the Company to Parent and Merger Sub in connection with the execution and delivery of this Agreement (the "Company Disclosure Letter") or the Company SEC Reports (as defined in
Section 6.7 hereof) filed prior to the date of this Agreement (it being understood that any matter set forth in the Company Disclosure Letter or in such Company SEC Reports shall be deemed disclosed with respect to any section of this Article VI to which the matters relates (to the extent the relevance of such matter to such section is reasonably apparent), as follows:

      Section 6.1 Organization and Standing. Each of the Company and each Company Subsidiary (as defined in Section 6.2(b) hereof) (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (ii) has full corporate, partnership or limited liability company, as the case may be, power and authority and all necessary government approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation, partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, in the case of clause (iii), where the failure to be so qualified or licensed or be in good standing, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Company Material Adverse Effect (as defined in Section 10.11(c) hereof). The Company has made available to Parent true and complete copies of its articles of incorporation (the "Company Articles of Incorporation") and bylaws (the "Company Bylaws") and the articles or certificate of incorporation and bylaws (or equivalent organizational documents) of each Company Subsidiary, each as amended to date. Each such articles or certificate of incorporation, bylaws or equivalent organizational documents is in full force and effect, and neither the Company nor any such Company Subsidiary is in violation in any material respect of any provision of its respective articles or certificate of incorporation, bylaws or equivalent organizational documents. The Company has made available to Parent true and complete copies of its and each Company Subsidiary's minute books and stock record books.

      Section 6.2 Capitalization.

      (a) The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 5,000,000 shares of Preferred Stock, par value $0.01 per share (the "Company Preferred Stock"). As of the close of business on June 30, 2004, (i) 12,802,233 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 27,197,767 shares of Company Common Stock were authorized but unissued, (iii) 2,468,403 shares of Company Common Stock were subject to outstanding Company Options; (iv) 1,431,560 shares of Company Common Stock were authorized and reserved for future issuance pursuant to the Company Stock Option Plans and the Stock Purchase Plan (as defined in Section 7.11(b) hereof); and (v) no shares of Company Preferred Stock were issued and OUTSTANDING. No bonds, debentures, notes or other indebtedness of the Company or any Company Subsidiary having any right to vote with the stockholders (or other equity holders) of the Company or such Company Subsidiary on matters submitted to the stockholders (or other equity holders) of the Company or such Company Subsidiary (or any securities that are convertible into or exercisable or exchangeable for securities having such voting rights) are issued or outstanding. Except as set forth above or in Section 2.4 of the Company Disclosure Letter, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company or any Company Subsidiary relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in
Section 6.2(a) of the Company Disclosure Letter, there are no outstanding contractual obligations (contingent or otherwise) of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary or to pay any dividend or make any other distribution in respect thereof. Except as set forth in Section 6.2(a) of the Company Disclosure Letter, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any Company Subsidiary thereof is a party or by which the Company or any Company Subsidiary is bound relating to the voting or transfer of any shares of the capital stock of the Company or any Company Subsidiary. All registration rights agreements to which the Company is a party are identified in Section 6.2(a) of the Company Disclosure Letter.

      (b) All Company Subsidiaries, their respective jurisdictions of organization, their respective forms of organization and the holders of their respective outstanding capital stock or other equity interests are identified in
Section 6.2(b) of the Company Disclosure Letter. As used herein, the term "Company Subsidiary" shall mean, with respect to the Company, any person (A) of which the Company or any other Company Subsidiary is a general partner, (B) of which voting power to elect a majority of the board of directors or others performing similar functions with respect to such person is held by the Company or by one or more of the Company Subsidiaries or (C) of which at least 50% of the equity interests (or economic equivalent) of such person are, directly or indirectly, owned or controlled by the Company or by one or more of the Company Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and no such shares or other ownership interests are subject to or have been issued in violation of any preemptive or similar rights and are, except as set forth in Section 6.2(b) of the Company Disclosure Letter, owned directly or indirectly by the Company, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. Except as disclosed in Section 6.2(b) of the Company Disclosure Letter or as described in the Company SEC Reports, neither the Company nor any of the Company Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity (other than the Company Subsidiaries) or any participating interest in the revenues or profits of any person, and neither the Company nor any of the Company Subsidiaries is subject to any obligation to make any investment (in the form of a loan, capital contribution or otherwise) in any person.

      Section 6.3 Authority for Agreement.

      (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining necessary shareholder approval in connection with the Merger, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action (including the approval of the Company Board) and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval and adoption of this Agreement and the Merger by the affirmative vote of a majority of the voting power of the then outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by the MBCA). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.


      (b)   At a meeting duly called and held August 6, 2004, the Company Board
(i) determined that this Agreement and the other transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interests of the Company and the shareholders of the Company, (ii) unanimously approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend the adoption of this Agreement and the transactions contemplated hereby, including the Merger, by the Company's shareholders.

      (c) Banc of America Securities LLC (the "Company Independent Advisor") has delivered to the Company Board on August 6, 2004 its oral opinion, and delivered its written opinion dated as of August 6, 2004, that, as of such dates and based on the assumptions, qualifications and limitations contained therein, the Exchange Ratio is fair to the Company's shareholders from a financial point of view, and such opinion has not been withdrawn or adversely modified. True and complete copies of all agreements and understandings between the Company and the Company Independent Advisor relating to the Merger and the other transactions contemplated by this Agreement have been made available to the Parent.

      (d) The vote of a majority of the voting power of the then outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

      Section 6.4 No Conflict. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated by this Agreement shall not, (i) conflict with or violate the Company Articles of Incorporation or the Company Bylaws, (ii) subject to Section 6.5, conflict with or violate any Law applicable to the Company or any of the Company Subsidiaries or by which any property or asset of the Company or any of the Company Subsidiaries is bound or affected or (iii) except as set forth in Section 6.4 of the Company Disclosure Letter, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, require consent or result in the creation of a Lien on any property or asset of the Company or any of the Company Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or any of the properties or assets of the Company or the Company Subsidiaries is bound or affected, except, in the case of clause (iii) only, where such breach, default, right, payment or other obligation, consent or Lien, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

      Section 6.5 Required Filings and Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or "blue sky" laws and filing and recordation of appropriate merger documents as required by the MBCA, (ii) for those required by the HSR Act, (iii) for compliance with the NMS listing requirements, (iv) for filings contemplated by Sections 1.1, 1.2 and 7.9 hereof, and (v) any such consent, approval, authorization, permit, action, filing or notification listed in Section 6.5 of the Company Disclosure Letter.

      Section 6.6 Compliance.

      (a) Each of the Company and the Company Subsidiaries is and has been in compliance with all Laws applicable to the Company or any of the Company Subsidiaries or by which any property, business or asset of the Company or any of the Company Subsidiaries is bound or affected, other than non-compliance that, individually or in the aggregate, has not and would not reasonably be expected to have a Company Material Adverse Effect.

      (b) The Company has made available to Parent a complete and accurate copy of the Company's corporate compliance program (the "Company Compliance Program"), including all compliance committee minutes, all policies and procedures thereof and all employee training programs and all similar documents relating to any other body established by the Company and the Company Subsidiaries for the purpose of monitoring regulatory compliance efforts by the Company and the Company Subsidiaries.

      Section 6.7 SEC Filings, Financial Statements.

      (a) The Company and each Company Subsidiary, as necessary, has filed all forms, reports, statements and documents required to be filed by it with the SEC since January 1, 2001 (the "Company SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, and the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. Except as described in Section 6.7(a) of the Company disclosure letter, none of the Company SEC Reports (including, any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The principal executive officer of the Company and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC thereunder with respect to the Company's filings pursuant to the Exchange Act. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither the Company nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

      (b) Except as described in Section 6.7(a) of the Company Disclosure Letter, all of the financial statements included in the Company SEC Reports, in each case, including any related notes thereto, as filed with the SEC (those filed with the SEC are collectively referred to as the "Company Financial Statements"), have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as may be permitted by Form 10-Q of the SEC and subject, in the case of the unaudited statements, to normal, recurring audit adjustments) and fairly present the consolidated financial position of the Company and the Company Subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.

      (c) Neither the Company nor any of the Company Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except (i) as and to the extent set forth in Section 6.7(c) of the Company Disclosure Letter, (ii) as and to the extent set forth in the Parent SEC Reports filed prior to the date of this Agreement, (iii) liabilities and obligations existing as of June 27, 2003 that were not required to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with GAAP, none of which have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (iv) as and to the extent incurred after June 27, 2003 in the ordinary course of business or (v) as and to the extent incurred in connection with the transactions contemplated by this Agreement.

      (d) The Company and each Company Subsidiary maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls that provide assurance that: (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and each Company Subsidiary and to maintain accountability for the Company's and each Company Subsidiary's consolidated assets; (iii) access to the Company's assets is permitted only in accordance with management's authorization; (iv) the reporting of the Company's assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

      (e) The Company and each Company Subsidiary maintains disclosure controls and procedures required by Rule 13a-15 or l5d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and the Company Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents.

      (f) The management of the Company has disclosed, based on its most recent evaluation, to the Company's outside auditors and the audit committee of the Company Board (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

      (g) Neither the Company nor any Company Subsidiary has, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company or any Company Subsidiary. Section 6.7(g) of the Company Disclosure Letter identifies any loan or extension of credit maintained by the Company or any Company Subsidiary to which the second sentence of Section 13(k)(l) of the Exchange Act applies.

      (h) The Company and each Company Subsidiary is, or will timely be, in all material respects, in compliance with all current and proposed listing and corporate governance requirements of the NMS.

      (i) Each of the Company and the Company Subsidiaries, their directors and senior officers have consulted with or have had the opportunity to consult with the Company's independent auditors and with the Company's outside legal counsel with respect to, and (to the extent applicable to the Company) are familiar in all material respects with all of the requirements of, the Sarbanes-Oxley Act. The Company and each Company Subsidiary is in compliance with the provisions of Sarbanes-Oxley Act applicable to it as of the date hereof and has implemented such programs and has taken reasonable steps, upon the advice of the Company's independent auditors and outside legal counsel, respectively, to ensure the Company's and each Company Subsidiary's future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all provisions of the Sarbanes-Oxley Act that shall become applicable to the Company and the Company Subsidiaries after the date hereof.

      Section 6.8 Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in Section 6.8 of the Company Disclosure Letter, since June 27, 2003, the Company and the Company Subsidiaries have conducted business only in the ordinary course consistent with past practice and there has not been (i) any change, event or occurrence of any condition that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of the Company or any Company Subsidiary, or (iii) any material change in accounting methods, principles or practices employed by the Company and the Company Subsidiaries, except for changes after the date hereof insofar as may have been required by a change in GAAP or applicable Law, and, without limiting the generality of the foregoing, none of the Company or any of the Company Subsidiaries has taken any action that would have been prohibited by the terms of Section 7.1(a) or (b) if such Sections had been in effect at all times since June 27, 2003.

      Section 6.9 Taxes.

      (a) The Company and each of the Company Subsidiaries have timely filed all material Tax Returns required to be filed by any of them. All such Tax Returns are true, correct and complete in all material respects. All material Taxes of the Company or any of the Company Subsidiaries that are (i) payable by the Company or any of the Company Subsidiaries with respect to items or periods covered by such Tax Returns (whether or not shown as due or reportable on such Tax Returns) or (ii) claimed or asserted by any taxing authority, in a written statement, to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Company SEC Reports in accordance with GAAP. The Company and the Company Subsidiaries have, to the extent required by GAAP, established reserves in the Company Financial Statements that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of the Company and the Company Subsidiaries as of the end of and for the periods stated in the Company Financial Statements, have complied with all applicable Laws relating to the payment and withholding of Taxes and have timely withheld from employee wages and paid over to the proper Governmental Entities when due all amounts required to be so withheld and paid over. There are no Liens on any of the assets of the Company or any of the Company Subsidiaries with respect to Taxes, other than Liens for Taxes not yet due and payable.

      (b) Neither the Company nor any of the Company Subsidiaries has a material amount of income reportable for a taxable period ending after the Effective Time that is attributable to an activity or transaction (other than activities or transactions entered into in the ordinary course of the business of the Company) occurring in, or a change in accounting method made for, a period ending on or prior to the Effective Time, including, without limitation, any adjustment pursuant to Section 481 of the Code.

      (c) The Company's taxable year ending June 29, 2001 is the last taxable period through which the federal income Tax Returns of the Company have been examined by the

Internal Revenue Service or otherwise closed. No claim has been made by a Governmental Entity in a jurisdiction where the Company or any of the Company Subsidiaries does not file Tax Returns to the effect that the Company or any of the Company Subsidiaries is or may be subject to taxation by that jurisdiction. No federal, state, local or foreign Tax audits or other administrative proceedings or court proceedings are currently pending with respect to any Taxes for which the Company or any of the Company Subsidiaries could reasonably be expected to be liable. No deficiencies for any such Taxes have been proposed, asserted or assessed, or to the knowledge of the Company or any of the Company Subsidiaries, threatened against the Company or any of the Company Subsidiaries pursuant to any such audit of, or proceeding involving, the Company or any of the Company Subsidiaries. No requests for waivers of the time to assess any Taxes against the Company or any of the Company Subsidiaries have been granted or are pending and neither the Company nor any of the Company Subsidiaries has executed (or will execute prior to the Effective Time) any closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign income Tax Law that relates to the assets or operations of the Company or any of the Company Subsidiaries.

      (d) Neither the Company nor any of the Company Subsidiaries has ever been a member of an affiliated group filing a consolidated federal income Tax Return, other than the group of which it currently is a member (the "Company Affiliated Group"). Neither the Company nor any of the Company Subsidiaries has ever (i) been a party to any Tax sharing agreement or Tax indemnity agreement other than an agreement between members of the Company Affiliated Group or (ii) assumed the Tax liability of any other person under contract other than a member of the Company Affiliated Group. Neither the Company nor any of the Company Subsidiaries is liable for the Taxes of any other person as a successor or transferee, by contract or otherwise, or pursuant to any provision of federal, state, local or foreign Law, other than Taxes of other members of the Company Affiliated Group.

      (e) Neither the Company nor any of the Company Subsidiaries is a party to any contract, agreement, plan or arrangement that, individually or collectively, could reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of the Company Subsidiaries is a party or by which any of them is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

      (f) The Company has not been the "distributing corporation" (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the three-year period ending as of the date of this Agreement.

      (g) Neither the Company nor any of the Company Subsidiaries is a party to a "tax shelter" or a "listed transaction" as defined in Section 6111 of the Code or the regulations thereunder.

      Section 6.10 Litigation. Except for such matters that are disclosed in
Section 6.10 of the Company Disclosure Letter, as of the date hereof, there is no Litigation pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries or, to the knowledge of the Company, any Litigation with respect to the Company or any of the Company Subsidiaries pending or threatened against any executive officer of the Company. Except as set forth in Section 6.10 of the Company Disclosure Letter, as of the date hereof, there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency or by arbitration) against or binding on the Company or any of the Company Subsidiaries.

      Section 6.11 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus to be mailed to the Company's shareholders in connection with the meeting (the "Company Stockholders Meeting" ) to be called to consider the Merger and the other transactions contemplated hereby (i) at the time the Form S-4 is declared effective, (ii) on the date the Joint Proxy Statement/Prospectus is first mailed to the Company's stockholders, (iii) at the time of the Company Stockholders Meeting and (iv) at the Effective Time shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus and the Form S-4 shall comply as to form and substance in all material respects with the requirements of the Exchange Act and the Securities Act and the applicable rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus or the Form S-4.

      Section 6.12 Employee Benefit Plans.

      (a) Section 6.12(a) of the Company Disclosure Letter contains a true and complete list of (i) each written employment agreement (other than at-will offer letters with no severance or compensation term guarantee), consulting agreement, independent contractor agreement, bonus agreement, deferred compensation agreement, incentive compensation agreement, retention agreement, severance agreement, change-in-control agreement, or other compensation agreement or arrangement to which the Company or any of the Company Subsidiaries is a party or by which it is bound, but, in each such case, only with respect to employees, officers, directors, consultants or independent contractors who have been or are scheduled to be paid total compensation in excess of $200,000 per year (excluding amounts paid on behalf of such person for employee benefits available to Company Employees generally), and (ii) each stock purchase, stock option, stock appreciation right or other stock-based incentive, parachute, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or any of the Company Subsidiaries, or by any trade or business, whether or not incorporated (a "Company ERISA Affiliate"), that together with the Company or any of the Company Subsidiaries would be deemed a "single employer" under Section 414(b), (c), (m) or (o) of the Code, for the benefit of any current or former employee, officer, director, independent contractor or consultant of the Company, of any of the Company Subsidiaries, or of any Company ERISA Affiliate (each a "Company Employee") and under which the Company or any of the Company Subsidiaries has any material liability (the "Company Plans"). Without limiting the foregoing, Section 6.12(a) of the Company Disclosure Letter identifies each Company Plan that is an "employee welfare benefit plan" or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "Company ERISA Plans").

      (b) With respect to each of the Company Plans, the Company has (except as set forth in Section 6.12(b) of the Company Disclosure Letter) provided to Parent true and complete copies of each of the following documents, as applicable: (i) a copy of the Company Plan (including all amendments thereto) for each written Company Plan or a written description of any Company Plan that is not otherwise in writing; (ii) a copy of the annual report or IRS Form 5500 Series, if required under ERISA, with respect to each Company ERISA Plan for the last two (2) plan years ending prior to the date of this Agreement for which such a report was filed; (iii) a copy of the actuarial report, if required under ERISA, with respect to each Company ERISA Plan for the last two (2) plan years ending prior to the date of this Agreement; (iv) a copy of the most recent Summary Plan Description, together with all Summary of Material Modifications issued with respect to such Summary Plan Description, if required under ERISA, with respect to each Company ERISA Plan, and all other material employee communications relating to each Company Plan; (v) if the Company Plan is funded through a trust or any other funding vehicle (or if a rabbi trust or a similar arrangement has been established in connection with a Company Plan), a copy of the trust, other funding vehicle, or arrangement (including all amendments thereto) and the latest financial statements thereof, if any; (vi) all contracts relating to the Company Plans with respect to which the Company, any of the Company Subsidiaries or any Company ERISA Affiliate may have any material liability; (vii) the most recent determination letter received from the IRS with respect to each Company ERISA Plan that is intended to be qualified under
Section 401(a) of the Code; (viii) copies of any notices, letters or other correspondence from the IRS or the Department of Labor relating to a Company ERISA Plan; and (ix) such other information as may be reasonably requested by Parent from time to time.

      (c) None of the Company, any Company Subsidiary or any Company ERISA Affiliate has ever maintained, contributed to or been obligated to contribute to any employee pension benefit plan that is, or ever was, subject to Title IV of ERISA, to any "multiemployer plan," as such term is defined in Section 3(37) of ERISA, to any "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or to any plan described in Section 413(c) of the Code.

      (d) None of the Company, any Company Subsidiary, any Company ERISA Affiliate, any of the Company ERISA Plans, any trust created thereunder, or to the knowledge of the Company, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any Company Subsidiary or any Company ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975, 4976 or 4980B of the Code.

      (e) Each of the Company Plans has been established, operated and administered in all material respects in accordance with its terms and applicable Laws, including but not limited to ERISA and the Code.

      (f) Except as set forth in Section 6.12(f) of the Company Disclosure Letter, other than routine claims for benefits, there are no suits, claims, actions, audits, investigations, corrections being undertaken pursuant to IRS or Department of Labor voluntary compliance programs or other proceedings pending or, to the knowledge of the Company, threatened against or otherwise involving any Company Plan.

      (g) No Company Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, any Company Subsidiary or any Company ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable Laws, (ii) death benefits or retirement benefits under any employee pension benefit plan or (iii) benefits, the full direct cost of which are borne by the current or former employee (or beneficiary thereof)).

      (h) As of the date hereof, to the knowledge of the Company, other than as provided under the terms of the Company Plans, none of the Company, any Company Subsidiary or any Company ERISA Affiliate has made any representation or commitment to, or entered into any formal or informal understanding with, any Company Employee with respect to compensation, benefits, or terms of employment to be provided by the Company, the Surviving Corporation or any of the Surviving Corporation's Subsidiaries at or subsequent to the Effective Time.

      (i) No assets of any Company ERISA Plan that are plan assets for purposes of Title I of ERISA are employer securities or employer real property.

      (j) Except as set forth in Section 6.12(j) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated by this Agreement will (either alone or in conjunction with any other event) (i) cause the accelerated vesting of any Company Options or (ii) result in any payment or benefit to any Company Employee.

      (k) Each individual who is classified and treated by the Company, any Company Subsidiary or any Company ERISA Affiliate as an independent contractor or consultant (as distinguished from an employee) has been properly so classified and treated.

      Section 6.13 Environmental Compliance and Disclosure

      (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and each of the Company Subsidiaries comply with all applicable Environmental Laws, and possess and comply with all applicable Environmental Permits required under such Environmental Laws to operate as it presently operates; (ii) to the knowledge of the Company, there are no Materials of Environmental Concern at any property owned or operated by the Company or any of the Company Subsidiaries, under circumstances that are reasonably likely to result in liability of the Company or any of the Company Subsidiaries under any applicable Environmental Law; and (iii) neither the Company nor any of the Company Subsidiaries has received any written notification alleging that it is liable for, or requesting information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute, concerning any release or threatened release of Materials of Environmental Concern at any location except, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate Governmental Entity.

(b) Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 6.13 are the only representations and warranties in this Agreement with respect to Environmental Laws or Materials of Environmental Concern.

      Section 6.14 Intellectual Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the

Company and the Company Subsidiaries own or have the right to use all Intellectual Property used in or necessary to their business as currently conducted, (b) to the knowledge of the Company, neither the use of such Intellectual Property nor the conduct of the business of the Company and the Company Subsidiaries conflicts with, infringes upon, violates or interferes with or constitutes an appropriation of the Intellectual Property of any third party (and no claim has been asserted against the Company or any of the Company Subsidiaries that such use or conduct of business constitutes such a conflict, infringement, violation, interference or appropriation) and the Intellectual Property rights of the Company and the Company Subsidiaries are not being infringed, violated or interfered with by any third party and (c) the Company and the Company Subsidiaries make commercially reasonable efforts to protect and maintain their Intellectual Property. With respect to all Intellectual Property owned by the Company and the Company Subsidiaries, the Company or a Company Subsidiary thereof is the owner of the entire right, title and interest in and to such Intellectual Property free and clear of all Liens, and is entitled to use such Intellectual Property in the continued operation of its business, except as set forth in Section 6.14 of the Company Disclosure Letter or as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

      Section 6.15 Regulatory Compliance. Except as set forth in Section 6.15 of the Company Disclosure Letter or as disclosed in the Company SEC Reports:

      (a) The Company and the Company Subsidiaries have, as of the date hereof, all required Permits necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, and are in compliance, in all material respects, with the terms thereof, and neither the Company nor any of the Company Subsidiaries has received any notice from any Governmental Entity or any other person that the Company or any of the Company Subsidiaries have failed to comply with any Law relating to such Permits and no event has occurred, with or without the giving of notice, the passage of time, or both that could reasonably be expected to subject any such Permits to any adverse action.

      (b) The Company and the Company Subsidiaries have been and are in compliance, in all material respects, with (i) to the extent applicable, all rules and regulations of the Medicare and Medicaid programs, including any guidance interpreting such rules and regulations; (ii) all federal laws, rules, regulations and applicable guidance relating to health care fraud and abuse, including, without limitation: (A) the Anti-Kickback Law, 42 U.S.C. Section 1320a-7b, 42 C.F.R. Section 1001.952, (B) the federal false coding statute, 42 U.S.C. Section 1320a-7a, (C) the federal physician self-referral prohibition, 42 U.S.C. Section 1395nn, 42 C.F.R. Section 411.351 et seq., and (D) the false claims act, 31 U.S.C. Section 3729 et seq.; (iii) any and all state laws relating to health care fraud and abuse; (iv) state laws relating to Medicaid or any other state health care or health insurance programs; (v) federal or state laws relating to billing or claims for reimbursement submitted to any third party payor; and (vi) any other federal or state laws relating to fraudulent, abusive, or unlawful practices connected in any way with the provision of health care items or services, or the billing for or submission of claims for reimbursement for such items or services provided to a beneficiary of any state, federal or other governmental health care or health insurance program or any private payor.

      (c) Since January 1, 1999, to the knowledge of the Company, neither the Company or any of the Company Subsidiaries, nor any director, officer, employee or agent of the Company or any of the Company Subsidiaries, with respect to actions taken on behalf of the Company or any of the Company Subsidiaries, (i) has been assessed a civil money penalty under
Section 1128A of the Social Security Act or any regulations promulgated thereunder, (ii) has been excluded from participation in any federal health care program or state health care program (as such terms are defined by the Social Security Act), (iii) has been convicted of any criminal offense relating to the delivery of any item or service under a federal or state health care program relating to the unlawful manufacture, distribution, prescription, or dispensing of a prescription drug or a controlled substance or (iv) has been or is a party to or subject to any action or proceeding concerning any of the matters described above in clauses (i) through (iii) or has received from any Governmental Entity or any other party any threat of an action relating to the matters described in clauses (i) through (iii).

      (d) The Company and the Company Subsidiaries are and have been in compliance, in all material respects, with all Healthcare Information Laws.

      (e) The Company and the Company Subsidiaries (i) are and have been in compliance, in all material respects, with all applicable Laws and any other applicable guidance, including any written agreement with any Governmental Entity (all of which agreements are listed in Section 6.15(e) of the Company Disclosure Letter), relating to the conduct of its business, the operation of pharmacies, the provision of mail order pharmacy services, the repackaging of drug products, the wholesale distribution of prescription drugs or controlled substances, and the dispensing of prescription drugs or controlled substances,
(ii) are and have been in compliance, in all material respects, with all applicable Laws and any other applicable guidance relating to the labeling, packaging, advertising, or adulteration of prescription drugs or controlled substances and (iii) are not and have not been subject to any sanction or other adverse action by any Governmental Entity for the matters described above in clauses (i) and (ii).

      (f) The Company and the Company Subsidiaries, to the extent that they provide items or services reimbursable under the Medicare or Medicaid programs, are providers in good standing under existing participating provider agreements with the Medicare and Medicaid programs, and the Company and the Company Subsidiaries operate in compliance with the conditions of participation of the Medicare and Medicaid programs.

      Section 6.16 Real Estate. Neither the Company nor any of the Company Subsidiaries owns any real property. All leases, subleases and other occupancy agreements of the Company or any Company Subsidiary ("Company Leases") pursuant to which the Company or such Company Subsidiary occupies any real property ("Company Leased Real Property") have been made available to Parent. Pursuant to the Company Leases, the Company or such Company Subsidiary has a valid leasehold interest in the Company Leased Real Property free and clear of all Liens that arise out of the acts or omissions of the Company or any Company Subsidiary. Neither the Company, nor any Company Subsidiary nor, to the knowledge of the Company, any landlord is in material default under any Company Lease. Neither the Company nor any Company Subsidiary has received or given notice of material default under any Company Lease and, to the knowledge of the Company, there is no event that, with notice or the passage of time or both, would constitute a material default under any Company Lease. To the knowledge of the Company, no eminent domain or condemnation proceeding is pending or threatened that would affect any of the Company Leased Real Property or any land or building on or in which any of the Company Leased Real Property is located. All premises constituting Company Leased Real Property are adequate for conducting the operations that are currently conducted thereon by the Company or any Company Subsidiary. The operations that are currently conducted by the

Company or any Company Subsidiary on premises included in the Company Leased Real Property are permitted uses of such premises under the Company Lease applicable thereto.

      Section 6.17 Transactions with Affiliates. Except for the matters disclosed in Section 6.17 of the Company Disclosure Letter, (a) no director or officer or other affiliate of the Company (or any family member of any such person who is an individual or any entity in which any such person or any such family member owns a material beneficial interest) is, or has been at any time since January 1, 2002, (i) a competitor, creditor, debtor, customer, distributor, supplier or vendor of the Company or any Company Subsidiary, or
(ii) a party to any material transaction, contract, agreement, commitment, arrangement, lease, license or other instrument to which the Company or any Company Subsidiary is or was a party, and (b) no such transaction, contract, agreement, commitment, arrangement, lease, license or other instrument has been consummated, abandoned, amended or terminated since January 1, 2002. Except as disclosed in Section 6.17 of the Company Disclosure Letter, no director or officer or other affiliate of the Company (or any family member of any such person who is an individual or any entity in which any such person or any such family member owns a material beneficial interest) owns, or has owned since January 1, 2003, any material asset or properties used in, or necessary to, the business or operations of the Company and the Company Subsidiaries.

      Section 6.18 Major Customers and Suppliers. Section 6.18 of the Company Disclosure Letter sets forth a list of (a) the twenty largest customers (including financial intermediaries) of the Company and the Company Subsidiaries (measured by aggregate billings of the Company and the Company Subsidiaries, taken as a whole) during the fiscal year ended July 2, 2004 and (b) the five largest suppliers of materials, products or services to the Company and the Company Subsidiaries (measured by the aggregate amount purchased by the Company and the Company Subsidiaries, taken as a whole) during the fiscal year ended on July 2, 2004. Except as set forth in Section 6.18 of the Company Disclosure Letter, the relationships of the Company and the Company Subsidiaries with the customers and suppliers required to be listed in Section 6.18 of the Company Disclosure Letter are good commercial working relationships and none of such customers or the suppliers has canceled, terminated or otherwise materially altered (including any material reduction in the rate or amount of sales or purchases or material increase in the prices charged or paid, as the case may
be) or notified the Company or any of the Company Subsidiaries of any intention to do any of the foregoing or otherwise threatened to cancel, terminate or materially alter (including any material reduction in the rate or amount of sales or purchases, as the case may be) its relationship with the Company or any Company Subsidiary.

      Section 6.19 Insurance. True and complete copies of all material insurance policies owned or held by the Company and each Company Subsidiary have been made available to Parent. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid and no notice of cancellation, termination or reservation of rights has been received with respect to any such policy. Neither the Company nor any Company Subsidiary has been refused any insurance with respect to its assets or operations, nor has coverage been materially limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years. No material claims have been asserted during the three-year period prior to the date of this Agreement by the Company or any Company Subsidiary under any of the insurance policies of the Company or the Company Subsidiaries or relating to their properties, assets or operations.

      Section 6.20 Labor Matters. Except as set forth in Section 6.20 of the Company Disclosure Letter, none of the Company or any of the Company Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of the Company Subsidiaries the subject of a proceeding asserting that the Company or any of the Company Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any of the Company Subsidiaries to bargain with any labor organization as to wages and conditions of employment. There is (i) no strike or material labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries and (ii) to the knowledge of the Company, no union representation question existing with respect to the employees of the Company or the Company Subsidiaries. The Company and the Company Subsidiaries are and have been in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment (including termination of employment), wages, hours of work, occupational safety and health, and worker classification, and are not engaged in any unfair labor practices, except for such violations, if any, which, have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company or any of the Company Subsidiaries has received written notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to employees and, to the knowledge of the Company, no such investigation is in progress.

      Section 6.21 Material Contracts.

      (a) Except as filed or incorporated by reference as an exhibit to the Company SEC Reports or in Section 6.21(a) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to any contract, agreement or other instrument:

            (i) with any party set forth on Section 6.18 of the Parent Disclosure Letter;

            (ii) relating to (A) any indebtedness, notes payable (including notes payable in connection with acquisitions), accrued interest payable or other obligations for borrowed money, whether current, short-term, or long-term, secured or unsecured, of the Company or any of the Company Subsidiaries, (B) any purchase money indebtedness or earn-out or similar obligation in respect of purchases of property or assets by the Company or any of the Company Subsidiaries, (C) any lease obligations of the Company or any of the Company Subsidiaries under leases which are capital leases in accordance with GAAP, (D) any financing of the Company or any of the Company Subsidiaries effected through "special purpose entities" or synthetic leases or project financing, (E) any obligations of the Company or any of the Company Subsidiaries in respect of banker's acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables), (F) any obligation or liability of the Company or any of the Company Subsidiaries with respect to interest rate swaps, collars, caps, currency derivatives and similar hedging obligations or (G) any guaranty of any of the foregoing (the liabilities and obligations referred to in (A) through (G) above, "Company Indebtedness") or any Liens upon any properties or assets of the Company or any Company Subsidiary as security for such Company Indebtedness;

            (iii) that (A) limit in any material respect the ability of the Company and/or any Company Subsidiary or affiliate of, or successor to, the Company, or, to the knowledge of the Company, any executive officer of the Company, to compete in any line of business or with any person or in any geographic area or during any period of time, (B) require the Company and/or any Company Subsidiary or affiliate of, or successor to, the Company to use any supplier or third party for all or substantially all of any of its material requirements, (C) limit or purport to limit in any material respect the ability of the Company and/or any Company Subsidiary or affiliate of, or successor to, the Company to solicit any customers or clients of the other parties thereto, (D) require the Company and/or any Company Subsidiary or affiliate of, or successor to, the Company to provide to the other parties thereto "most favored nations" pricing or (E) require the Company and/or any Company Subsidiary or affiliate of, or successor to, the Company to market or co-market any products or services of a third party; and

            (iv) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC).

      (b) The Company has made available to Parent true, complete and correct copies of all contracts, agreements and other instruments, and all amendments or waivers thereto, required to be listed in Section 6.21(a) of the Company Disclosure Letter. Except as set forth in Section 6.21(b) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is a party to any contract, lease, license or other agreement or instrument required to be described in or filed as an exhibit to any Company SEC Report that is not described in or filed as required by the Securities Act or the Exchange Act, as the case may be. Except as set forth in Section 6.21(b) of the Company Disclosure Letter, (i) none of the Company nor any of the Company Subsidiaries is (with or without the lapse of time or the giving of notice, or both) in material breach or default under any contract, lease, license or other agreement or instrument required to be listed on Schedule 6.21(a) of the Company Disclosure Letter or in the Company SEC Reports, (ii) to the knowledge of the Company, none of the other parties to any such contract, lease, license or other agreement or instrument to which the Company or a Company Subsidiary is a party or is bound is (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder and (iii) neither the Company nor any of the Company Subsidiaries has received any written notice of the intention of any party to terminate or cancel any such contract, lease, license or other agreement or instrument to which the Company or a Company Subsidiary is a party or is bound (whether as a termination or cancellation for convenience or for default of the Company or any of the Company Subsidiaries thereunder).

      Section 6.22 Brokers. Except pursuant to the Company Independent Advisor Engagement Letter (as defined in Section 7.8 hereof), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

      Section 6.23 No Other Representations and Warranties. Except for the representations and warranties made by the Company in this Agreement, the Company makes no representations or warranties, and the Company hereby disclaims any other representations or warranties, with respect to the Company, the Company Subsidiaries, or its or their business, operations, assets, liabilities, condition (financial or otherwise) or prospects or the negotiation, execution, delivery or performance of this Agreement by the Company, notwithstanding the delivery or disclosure to

Parent or its affiliates or representatives of any documentation or other information with respect to any one or more of the foregoing.

                                   ARTICLE VII

                                    COVENANTS

      Section 7.1 Conduct of the Company's Business Pending the Merger.

      (a) The Company covenants and agrees that, except as provided in this Agreement or unless Parent shall otherwise agree in writing, (i) the business of the Company and the Company Subsidiaries shall be conducted only in the ordinary course of business consistent with past practice and (ii) the Company and the Company Subsidiaries shall use commercially reasonable efforts to preserve intact their business organizations, to retain the services of their respective officers and key employees, and to preserve the current relationships of the Company and the Company Subsidiaries with Governmental Entities, customers, suppliers and other persons with which the Company or the Company Subsidiaries has significant business relations.

      (b) Without limiting the generality of Section 7.1(a), the Company covenants and agrees that, except as provided in this Agreement or as set forth in Section 7.1(a) of the Company Disclosure Letter, or unless Parent shall otherwise agree in writing, the Company shall not, nor shall the Company permit any of the Company Subsidiaries to: (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock, except for dividends payable to the Company or a wholly owned Company Subsidiary by another wholly owned Company Subsidiary; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iii) repurchase, redeem or otherwise acquire any shares of its capital stock; (iv) issue, deliver, grant, pledge, encumber or sell, or authorize or propose the issuance, delivery, grant or sale of, any shares of its capital stock or any securities convertible into any such shares of its capital stock, or any rights, warrants or options to acquire any such shares or convertible securities or any stock appreciation rights, phantom stock plans or stock equivalents, other than the issuance of Company Common Stock upon the exercise of Company Options outstanding as of the date of this Agreement; (v) amend its articles or certificate of incorporation or bylaws or other equivalent organizational documents, other than the termination of the Company Rights Plan (as defined in Section 7.11(b) hereof);
(vi) create, assume or incur any long-term indebtedness for borrowed money or guaranty any such indebtedness of another person, other than (A) borrowings under existing lines of credit (or under any refinancing of such existing lines not in excess of the current authorized amount) or (B) indebtedness owing to, or guaranties of indebtedness owing to, the Company; (vii) mortgage or pledge any of its assets; (viii) merge or consolidate with any other entity in any transaction, or sell all or a material portion of the assets of the Company and the Company Subsidiaries, taken as a whole; (ix) except for the payment of bonuses in the ordinary course of business, make any change in employment terms for any of its directors or officers; (x) except for the payment of bonuses in the ordinary course of business, increase the obligations of the Company and the Company Subsidiaries with respect to compensation, severance, benefits, change of control payments or any other payments to officers or directors; (xi) except in the ordinary course of business, increase the obligations of the Company and the Company Subsidiaries with respect to compensation, severance, benefits, change of control payments or any other payments to any employees; (xii) make any change to the Company Plans except those required under applicable Law; (xiii) enter into or renew any contract or agreement pursuant to the terms of which the Company and the Company Subsidiaries will be obligated to make payments in excess of $250,000 per fiscal year; (xiv) make capital expenditures in excess of $500,000 in the aggregate;
(xv) make any material change in accounting methods, principles or practices employed by the Company, except insofar as may be required by a change in GAAP or applicable Law; (xvi) make or change any Tax election or settle any Tax claim or assessment; or (xvii) take any action that would reasonably be expected to result in any of the conditions set forth in Article VIII not being able to be satisfied.

      Section 7.2 Conduct of Parent's Business Pending the Merger.

      (a) Parent covenants and agrees that, except as provided in this Agreement or unless the Company shall otherwise agree in writing, (i) the business of Parent and the Parent Subsidiaries shall be conducted only in the ordinary course of business consistent with past practice and (ii) Parent and the Parent Subsidiaries shall use commercially reasonable efforts to preserve intact their business organizations, to retain the services of their respective officers and key employees, and to preserve the current relationships of Parent and the Parent Subsidiaries with Governmental Entities, customers, suppliers and other persons with which Parent or the Parent Subsidiaries has significant business relations.

      (b) Without limiting the generality of Section 7.2(a), Parent covenants and agrees that, except as provided in this Agreement or as set forth in Section 7.2(b) of the Parent Disclosure Letter, or unless the Company shall otherwise agree in writing, Parent shall not, nor shall Parent permit any of the Parent Subsidiaries to: (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock, except for dividends payable to Parent or a wholly owned Parent Subsidiary by another wholly owned Parent Subsidiary; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iii) repurchase, redeem or otherwise acquire any shares of its capital stock; (iv) issue, deliver, grant, pledge, encumber or sell, or authorize or propose the issuance, delivery, grant or sale of, any shares of its capital stock or any securities convertible into any such shares of its capital stock, or any rights, warrants or options to acquire any such shares or convertible securities or any stock appreciation rights, phantom stock plans or stock equivalents, other than the issuance of Parent Common Stock upon the exercise of Parent Options outstanding as of the date of this Agreement; (v) amend its articles or certificate of incorporation or bylaws or other equivalent organizational documents; (vi) create, assume or incur any long-term indebtedness for borrowed money or guaranty any such indebtedness of another person, other than (A) borrowings under existing lines of credit (or under any refinancing of such existing lines not in excess of the current authorized amount) or (B) indebtedness owing to, or guaranties of indebtedness owing to, Parent; (vii) mortgage or pledge any of its assets; (viii) merge or consolidate with any other entity in any transaction, or sell all or a material portion of the assets of Parent and the Parent Subsidiaries, taken as a whole; (ix) except in the ordinary course of business, make any change in employment terms for any of its directors or officers; (x) except in the ordinary course of business, increase the obligations of Parent and the Parent Subsidiaries with respect to compensation, severance, benefits, change of control payments or any other payments to officers or directors; (xi) except in the ordinary course of business, increase the obligations of Parent and the Parent Subsidiaries with respect to compensation, severance, benefits, change of control payments or any other payments to any employees; (xii) except in the ordinary course of business, make any change to Parent Plans except those required under applicable Law; (xiii) enter into or renew any contract or agreement pursuant to the terms of which Parent and the Parent Subsidiaries will be obligated to make payments in excess of $500,000 per fiscal year; (xiv) make capital expenditures in excess of $1,000,000 in the aggregate; (xv) make any material change in accounting methods, principles or practices employed by Parent, except insofar as may be required by a change in GAAP or applicable Law;
(xvi) make or change any Tax election or settle any Tax claim or assessment; or
(xvii) take any action that would reasonably be expected to result in any of the conditions set forth in Article VIII not being able to be satisfied.

      Section 7.3 Access to Information; Confidentiality.

      (a) From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees, auditors, attorneys, financial advisors, lenders and other agents (collectively, "Representatives") of the Company to, afford the Representatives of Parent and Merger Sub reasonable access at reasonable times to the officers, employees, agents, properties, offices and other facilities, books and records of the Company and the Company Subsidiaries, and shall furnish Parent and Merger Sub with all financial, operating and other data and information as Parent or Merger Sub, through its Representatives, may reasonably request. Parent shall remain subject to the terms of a confidentiality agreement with the Company dated June 21, 2004 (the "Parent Confidentiality Agreement"). Notwithstanding the foregoing, the Company shall have no obligation to provide any such access or data and information if the Company determines in good faith after consultation with outside legal counsel that providing such access or data and information could violate any Antitrust Laws. Neither Parent nor any of its Representatives shall contact any person who, to the knowledge of Parent, is a client or customer of the Company or any of the Subsidiaries without the Company's prior consent. For purposes hereof, "Antitrust Laws" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable Laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition. No investigation pursuant to this Section 7.3(a) shall affect any representation or warranty in this Agreement or any condition to the obligations of the parties hereto.

      (b) From the date hereof to the Effective Time, Parent shall, and shall cause the Representatives of Parent to, afford the Representatives of the Company reasonable access at reasonable times to the officers, employees and agents of Parent and the Parent Subsidiaries, and shall furnish the Company with all financial, operating and other data and information as the Company, through its Representatives, may reasonably request. The Company shall remain subject to the terms of a confidentiality agreement with Parent dated April 7, 2004 (the "Company Confidentiality Agreement"). Notwithstanding the foregoing, Parent and Merger Sub shall have no obligation to provide any such access or data and information if the Company determines in good faith after consultation with outside legal counsel that providing such access or data and information could violate any Antitrust Laws. Neither the Company nor any of its Representatives shall contact any person who, to the knowledge of the Company, is a client or customer of Parent or any of the Parent Subsidiaries without Parent's prior consent. No investigation pursuant to this Section 7.3(b) shall affect any representation or warranty in this Agreement or any condition to the obligations of the parties hereto.

      Section 7.4 Further Assurances.

      (a) Subject to the terms and conditions of this Agreement, the Company and Parent shall each cooperate with the other and use (and shall cause their respective subsidiaries to use) their respective reasonable best efforts to promptly (i) take or cause to be taken all actions, and do or cause to be done all things, necessary under this Agreement and applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws) and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any Governmental Entity or third party necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement. Subject to applicable Law relating to the exchange of information and in addition to Section 7.4(c), the Company and Parent shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Company and the Subsidiaries or Parent and its subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

      (b) In furtherance and not in limitation of the foregoing, (i) each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Merger as promptly as practicable and in any event within 10 business days after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 7.4 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable and (ii) the Company and Parent shall each use its reasonable best efforts to (A) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the Merger and the other transactions contemplated by this Agreement and (B) if any state takeover statute or similar Law becomes applicable to any of the Merger and the other transactions contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Merger and the other transactions contemplated by this Agreement.

      (c) Each of Parent and the Company shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and in connection with any investigation or other inquiry by or before a Governmental Entity relating to the Merger and the other transactions contemplated by this Agreement, including any proceeding initiated by a private party, and (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Merger and the other transactions contemplated by this Agreement.

      (d) In furtherance and not in limitation of the covenants of the parties contained in this Section 7.4, each of Parent and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by a Governmental Entity or other person with respect to the Merger and the other transactions contemplated by this Agreement. Without limiting any other provision hereof, Parent and the Company shall each use its reasonable best efforts to (i) avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the consummation of the Merger and the other transactions contemplated by this Agreement, including by defending through litigation on the merits any claim asserted in any court by any person, and (ii) avoid or eliminate any impediment under any Antitrust Law that may be asserted by any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement so as to enable the consummation of the Merger and the other transactions contemplated by this Agreement to occur as soon as reasonably possible, including, with respect to Parent, Parent shall take all such actions, including (y) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent (or any of its subsidiaries) and (z) otherwise taking or committing to take actions that limit Parent or the Parent Subsidiaries' freedom of action with respect to, or its ability to retain, one or more of its or the Parent Subsidiaries' businesses, product lines or assets, in each case, as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or materially delaying the consummation of the Merger or the other transactions contemplated by this Agreement; provided, however, that Parent shall not be required to take any such actions which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent and its subsidiaries, taken as a whole or would materially impair Parent's ability to realize the benefits reasonably anticipated as a result of the Merger and the other transactions contemplated hereby. The Company shall take such of the foregoing actions as Parent may reasonably request; provided that any such action is conditioned upon and subject to the consummation of the Merger.

      Section 7.5 No Solicitation by the Company.

      (a) The Company shall not, nor shall it authorize or permit any of the Company Subsidiaries or its Representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of any Company Acquisition Proposal (as defined below), (ii) participate in or knowingly encourage any discussion or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or would reasonably be expected to lead to, any Company Acquisition Proposal, or (iii) enter into any agreement or agreement in principle with respect to any Company Acquisition Proposal or requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder; provided, however, that the foregoing shall not prohibit the Company from furnishing information (public or non-public) to, or entering into discussions or negotiations with, any person that makes a Company Acquisition Proposal that was not solicited by the Company in breach of this Section 7.5(a) if the Company Board concludes in good faith, after consultation with its outside legal counsel, such action is required for the Company Board to comply with its fiduciary duties under applicable Law and, after consultation with its independent financial advisor, that the Company Acquisition Proposal is or is reasonably likely to result in a Company Superior Proposal (as defined below); provided that the Company (x) will not, and will not permit any of the Company Subsidiaries or the Company's and the Company Subsidiaries' respective affiliates or Representatives to, disclose any non-public information to such person without first entering into an Acceptable Company Confidentiality Agreement (as defined below) with such person and (y) will promptly provide to Parent any non-public information concerning the Company or the Company Subsidiaries provided to such other person which was not previously provided to Parent. The Company shall provide prompt (but in no event more than 24 hours after receipt of the Company Acquisition Proposal) written notice to Parent of
(1) the receipt of any such Company Acquisition Proposal, and any modification or amendment to any Company Acquisition Proposal, (2) the material terms and conditions of such Company Acquisition Proposal, (3) the identity of such person making such Company Acquisition Proposal and (4) the Company's intention to furnish information to, or enter into discussions or negotiations with, such person. The Company shall continue to keep Parent informed of the status and details of any such Company Acquisition Proposal. The Company shall provide Parent with 48 hours' prior notice (or such lesser prior notice as provided to the members of the Company Board) of any meeting of the Company Board at which any Company Acquisition Proposal is expected to be considered. The Company shall, and shall cause the Company Subsidiaries and the Company's and the Company Subsidiaries' respective affiliates and Representatives to, immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any person conducted prior to the date of this Agreement by the Company, the Company Subsidiaries or such affiliates or Representatives with respect to any Company Acquisition Proposal. For purposes of this Agreement, (I) "Company Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any bona fide proposal with respect to a merger, consolidation, share exchange, tender offer, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company, or any purchase or other acquisition of more than 20% of the assets of the Company (including the securities of the Company Subsidiaries) or more than 20% of any class of equity securities of the Company and (II) "Acceptable Company Confidentiality Agreement" means a confidentiality agreement that contains provisions which are no less favorable to the Company than those contained in the Company Confidentiality Agreement.

      (b) Neither the Company Board nor any committee thereof shall, except as expressly permitted by this Section 7.5(b), (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation of the Company Board or any committee of the Company Board of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any transaction involving a Company Acquisition Proposal from a third party (a "Company Alternative Transaction"), (iii) cause or permit the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Company Alternative Transaction, or (iv) agree or resolve to agree to take any actions set forth in clauses (i), (ii) or (iii) of this sentence. Notwithstanding the foregoing, if prior to the Company Stockholders Meeting at which this Agreement and the Merger are approved, the Company Board determines in good faith that it is required to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable Law, after it has received a Company Superior Proposal in compliance with
Section 7.5(a) and after consultation with and having considered the advice of independent outside counsel with respect to its fiduciary duties to the Company's shareholders under applicable Law, the Company Board may inform the Company's shareholders that it no longer believes that the Merger is advisable and no longer recommends approval (a "Company Subsequent Determination"), but only at a time after the fifth business day following Parent's receipt of written notice advising Parent that the Company Board is prepared to so inform the Company's shareholders. Such written notice shall specify the material terms and conditions of such Company Superior Proposal, identify the person making such Company Superior Proposal and state that the Company Board intends to make a Subsequent Determination. During such period, the Company shall provide an opportunity for Parent to propose such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with its recommendation to its shareholders without a Company Subsequent Determination. For purposes of this Agreement, a "Company Superior Proposal" means any bona fide, written proposal (on its most recently amended or modified terms, if amended or modified), accompanied by a definitive agreement with respect to a Company Alternative Transaction that the Company is prepared to execute, made by a third party with respect to a merger, consolidation, share exchange, tender offer, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company, or any purchase or other acquisition of more than 50% of the assets of the Company (including the securities of the Company Subsidiaries) or more than 50% of any class of equity securities of the Company that the Company Board determines in good faith to be more favorable to the Company's shareholders than the Merger (taking into account whether, in the good faith judgment of the Company Board, after obtaining the advice of an independent financial advisor, such third party is able to finance the transaction).

      (c) Nothing contained in this Section 7.5 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Company Board, after consultation with independent outside counsel, failure so to disclose would be inconsistent with applicable Law; provided, however, neither the Company nor the Company Board nor any committee thereof shall, except as specifically permitted by Section 7.5(b), withdraw, qualify, or modify, or propose to withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, its position with respect to the Merger or this Agreement or approve or recommend, or propose to approve or recommend a Company Alternative Transaction.

      Section 7.6 No Solicitation by Parent.

      (a) Parent shall not, nor shall it authorize or permit any of the Parent Subsidiaries or its Representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of any Parent Acquisition Proposal (as defined below), (ii) participate in or knowingly encourage any discussion or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or would reasonably be expected to lead to, any Parent Acquisition Proposal, or (iii) enter into any agreement or agreement in principle with respect to any Parent Acquisition Proposal or requiring Parent to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder; provided, however, that the foregoing shall not prohibit Parent from furnishing information (public or non-public) to, or entering into discussions or negotiations with, any person that makes a Parent Acquisition

Proposal that was not solicited by Parent in breach of this Section 7.6(a) if the Parent Board concludes in good faith, after consultation with its outside legal counsel, such action is required for the Parent Board to comply with its fiduciary duties under applicable Law and, after consultation with its independent financial advisor, that the Parent Acquisition Proposal is or is reasonably likely to result in a Parent Superior Proposal (as defined below); provided that Parent (x) will not, and will not permit any of the Parent Subsidiaries or Parent's and the Parent Subsidiaries' respective affiliates or Representatives to, disclose any non-public information to such person without first entering into an Acceptable Parent Confidentiality Agreement (as defined below) with such person and (y) will promptly provide to the Company any non-public information concerning Parent or the Parent Subsidiaries provided to such other person which was not previously provided to the Company. Parent shall provide prompt (but in no event more than 24 hours after receipt of the Parent Acquisition Proposal) written notice to Company of (1) the receipt of any such Parent Acquisition Proposal, and any modification or amendment to any Parent Acquisition Proposal, (2) the material terms and conditions of such Parent Acquisition Proposal, (3) the identity of such person making such Parent Acquisition Proposal and (4) Parent's intention to furnish information to, or enter into discussions or negotiations with, such person. Parent shall continue to keep Parent informed of the status and details of any such Parent Acquisition Proposal. Parent shall provide the Company with 48 hours' prior notice (or such lesser prior notice as provided to the members of the Parent Board) of any meeting of the Parent Board at which any Parent Acquisition Proposal is expected to be considered. Parent shall, and shall cause the Parent Subsidiaries and Parent's and the Parent Subsidiaries' respective affiliates and Representatives to, immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any person conducted prior to the date of this Agreement by Parent, the Parent Subsidiaries or such affiliates or Representatives with respect to any Parent Acquisition Proposal. For purposes of this Agreement, (I)"Parent Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any bona fide proposal with respect to a merger, consolidation, share exchange, tender offer, reorganization, recapitalization, liquidation, dissolution or similar transaction involving Parent, or any purchase or other acquisition of more than 20% of the assets of Parent (including the securities of the Parent Subsidiaries) or more than 20% of any class of equity securities of Parent and
(II) "Acceptable Parent Confidentiality Agreement" means a confidentiality agreement that contains provisions which are no less favorable to Parent than those contained in the Parent Confidentiality Agreement.

      (b) Neither the Parent Board nor any committee thereof shall, except as expressly permitted by this Section 7.6(b), (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation of the Parent Board or any committee of the Parent Board of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any transaction involving a Parent Acquisition Proposal from a third party (a "Parent Alternative Transaction"), (iii) cause or permit Parent to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Parent Alternative Transaction, or (iv) agree or resolve to agree to take any actions set forth in clauses (i), (ii) or (iii) of this sentence. Notwithstanding the foregoing, if prior to the Parent Stockholders Meeting at which this Agreement and the Merger are approved, the Parent Board determines in good faith that it is required to do so in order to comply with its fiduciary duties to Parent's stockholders under applicable Law, after it has received a Parent Superior Proposal in compliance with

Section 7.6(a) and after consultation with and having considered the advice of independent outside counsel with respect to its fiduciary duties to Parent's stockholders under applicable Law, the Parent Board may inform Parent's stockholders that it no longer believes that the Merger is advisable and no longer recommends approval (a "Parent Subsequent Determination"), but only at a time after the fifth business day following the Company's receipt of written notice advising the Company that the Parent Board is prepared to so inform Parent stockholders. Such written notice shall specify the material terms and conditions of such Parent Superior Proposal, identify the person making such Parent Superior Proposal and state that the Parent Board intends to make a Parent Subsequent Determination. During such period, Parent shall provide an opportunity for the Company to propose such adjustments to the terms and conditions of this Agreement as would enable Parent to proceed with its recommendation to its stockholders without a Parent Subsequent Determination. For purposes of this Agreement, a "Parent Superior Proposal" means any bona fide, written proposal (on its most recently amended or modified terms, if amended or modified), accompanied by a definitive agreement with respect to a Parent Alternative Transaction that Parent is prepared to execute, made by a third party with respect to a merger, consolidation, share exchange, tender offer, reorganization, recapitalization, liquidation, dissolution or similar transaction involving Parent, or any purchase or other acquisition of more than 50% of the assets of Parent (including the securities of Parent Subsidiaries) or more than 50% of any class of equity securities of Parent that the Parent Board determines in good faith to be more favorable to Parent's stockholders than the Merger (taking into account whether, in the good faith judgment of the Parent Board, after obtaining the advice of an independent financial advisor, such third party is able to finance the transaction).

      (c) Nothing contained in this Section 7.6 shall prohibit Parent from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or from making any disclosure to Parent's stockholders if, in the good faith judgment of the Parent Board, after consultation with independent outside counsel, failure so to disclose would be inconsistent with applicable Law; provided, however, neither Parent nor the Parent Board nor any committee thereof shall, except as specifically permitted by Section 7.6(b), withdraw, qualify, or modify, or propose to withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, its position with respect to the Merger or this Agreement or approve or recommend, or propose to approve or recommend a Parent Alternative Transaction.

      Section 7.7 Indemnification.

      (a) It is understood and agreed that all rights to indemnification by the Company now existing in favor of each present and former director and officer of the Company or any of the Company Subsidiaries (the "Indemnified Parties") as provided in the Company Articles of Incorporation or the Company Bylaws, in each case as in effect on the date of this Agreement, or pursuant to any other agreements or instruments in effect on the date hereof, copies of which have been provided to Parent, shall survive the Merger and Parent shall
(i) cause the Surviving Corporation to continue in full force and effect such rights for a period of at least six years from the Effective Time and (ii) perform, or cause the Surviving Corporation to perform, in a timely manner, all of the Surviving Corporation's obligations with respect thereto. Parent and Merger Sub agree that any claims for indemnification hereunder as to which they have received written notice prior to the sixth anniversary of the Effective Time shall survive indefinitely, whether or not such claims shall have been finally adjudicated or settled.

      (b) Parent shall use reasonable efforts to cause the Surviving Corporation to, and the Surviving Corporation shall, prepay directors' and officers' liability insurance for six years after the Effective Time with respect to matters relating to the Company or any of its subsidiaries occurring at any time prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 7.7(b) more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than 200% of current annual premiums, the Surviving Corporation shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to 200% of current annual premiums.

      Section 7.8 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior written consent of the other party (which shall not be unreasonably withheld or delayed), except as may be required by applicable Law or any listing agreement with a national securities exchange or trading system to which Parent or the Company is a party, in which case the party proposing to issue such press release or make such public statement shall use its reasonable best efforts to consult in good faith with the other party before issuing any such press release or making any such public statement.

      Section 7.9 Preparation of the Form S-4 and the Joint Proxy
Statement/Prospectus; Stockholders Meetings.

      (a) As promptly as practicable following the date hereof, Parent and the Company shall jointly prepare and file with the SEC mutually acceptable preliminary proxy materials and any amendments or supplements thereof which shall constitute the joint proxy statement/prospectus relating to the matters to be submitted to the holders of the Company's Common Stock at the Company Stockholders Meeting and the holders of the Parent Common Stock at the Parent Stockholders Meeting (such proxy statement/prospectus, and any amendments or supplements thereto (the "Joint Proxy Statement/Prospectus"), and Parent shall prepare and file with the SEC the Registration Statement on Form S-4 with respect to (i) the issuance of Parent Common Stock in the Merger (the "Form S-4") in which the Joint Proxy Statement/Prospectus will be included as a prospectus and (ii) the amendments to the Parent Certificate of Incorporation referred to in Section 4.1. The Form S-4 and the Joint Proxy Statement/Prospectus shall comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Each of Parent and the Company shall use all reasonable efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective under the Securities Act as promptly as practicable after filing it with the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger. The parties shall promptly provide copies to each other, consult with each other and jointly prepare written responses with respect to any written comments received from the SEC with respect to the Form S-4 and the Joint Proxy Statement/Prospectus and promptly advise the other party of any oral comments received from the SEC. The parties shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and Form S-4 prior to filing such with the SEC and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation of reference) to the Joint Proxy Statement/Prospectus or Form S-4 shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed. Parent agrees that none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees that none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent, its Subsidiaries and the Parent Stockholders Meeting will be deemed to have been supplied by Parent and information concerning or related to the Company, its Subsidiaries and the Company Stockholders Meeting shall be deemed to have been supplied by the Company.

      (b) The Company shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold the Company Stockholders Meeting for the purpose of obtaining the required approval of the Company's shareholders. The Company shall submit this Agreement, the Merger and any other matters constituting the required approval to the Company's shareholders at the Company Stockholders Meeting and shall use its reasonable efforts to obtain the required approval of the Company's shareholders and the Company Board shall, subject to Section 7.5, recommend adoption of this Agreement by the shareholders of the Company. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first two sentences of this Section 7.9(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company or any other person of any Company Acquisition Proposal or Company Superior Proposal or (ii) the withdrawal or modification by the Company Board or any committee thereof of such Board's or committee's approval or recommendation of the Merger or this Agreement.

      (c) Parent shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold the Parent Stockholders Meeting for the purpose of obtaining the required approval by Parent's stockholders. Parent shall submit this Agreement, the Merger and any other matters constituting the required approval to Parent's stockholders at the Parent Stockholders Meeting and shall use its reasonable efforts to obtain the required approval of Parents stockholders and the Parent Board shall recommend approval by the stockholders of Parent of matters constituting the required approval of Parent's stockholders. Without limiting the generality of the foregoing, Parent agrees that its obligations pursuant to the first two sentences of this Section 7.9(c) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Parent or any other person of any Parent Acquisition Proposal or Parent Superior Proposal or (ii) the withdrawal or modification by the Parent Board or any committee thereof of such Board's or committee's approval or recommendation of the Merger or this Agreement

      (d) Parent shall include in the Joint Proxy Statement/Prospectus the recommendation of the Parent Board described in Section 5.4(b), subject to any modification, amendment or withdrawal thereof, to the extent permitted by
Section 7.6, and represents that the Parent Independent Advisor has, subject to the terms of its engagement letter with Parent and the Parent Board (the "Parent Independent Advisor Engagement Letter"), consented to the inclusion of references to its opinion in the Joint Proxy Statement/Prospectus.

      (e) The Company shall include in the Joint Proxy Statement/Prospectus the recommendation of the Company Board described in Section 6.3(b), subject to any modification, amendment or withdrawal thereof, to the extent permitted by
Section 7.5, and represents that the Company Independent Advisor has, subject to the terms of its engagement letter with the Company and the Company Board (the "Company Independent Advisor Engagement Letter"), consented to the inclusion of references to its opinion in the Joint Proxy Statement/Prospectus.

      (f) Merger Sub shall, immediately following execution of this Agreement, submit this Agreement to Parent, as the sole stockholder of Merger Sub, for adoption and approval. Upon such submission, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement and approve the transactions contemplated by this Agreement by unanimous written consent in lieu of a meeting in accordance with the requirements of the DGCL and the certificate of incorporation and bylaws of Merger Sub.

      (g) The Company Stockholders Meeting and the Parent Stockholders Meeting shall take place on the same date to the extent practicable.

      Section 7.10 Company Employees.

      (a) Parent shall, until at least the first anniversary of the Effective Time, cause the Surviving Corporation to provide each individual who was an officer or employee of the Company or any of the Company Subsidiaries at the Effective Time (each an "Assumed Employee"), for so long as such Assumed Employee remains employed with Parent or its affiliates or subsidiaries (including the Surviving Corporation) or their respective successors after the Effective Time, with (i) a base salary or base hourly wage rate which is at least comparable to his or her base salary or base hourly wage rate as in effect immediately prior to the Effective Time and bonus opportunities after the Effective Time which are at least comparable to the bonus opportunities for similarly situated employees of Parent and (ii) either (A) employee benefit plans, programs, and policies that are no less favorable in the aggregate than employee benefit plans, programs, and policies (other than an employee stock purchase plan) provided by the Company and the Company Subsidiaries to such Assumed Employee immediately prior to the Effective Time or (B) all of the same employee benefit plans, programs, and policies which Parent provides to similarly situated employees of Parent, including severance plans, programs and policies.

      (b) Parent or one of its affiliates shall recognize the service of each Assumed Employee with the Company and the Company Subsidiaries prior to the Effective Time as service with Parent and its affiliates (including the Surviving Corporation) under the terms of any Parent Plans in which such individual is eligible to participate for purposes of (i) satisfying any service requirements to participate in such plans, (ii) determining his or her entitlement to receive an accrual or a contribution for the plan year in which the Effective Time occurs if he or she actually is a participant in such plan for such plan year and (iii) determining his or her nonforfeitable interest in his or her benefits earned under such plans but (except as provided in Section 7.10(b)(ii)) not for purposes of determining benefits to be earned under such plans.

      (c) If any Assumed Employees are eligible to participate in a Parent Plan which is a welfare plans (as defined in Section 3(1) of ERISA) (a "Parent Welfare Plan") immediately following the Effective Time, Parent shall (i) waive, or cause its insurance carriers to waive, all limitations as to pre-existing and at-work conditions, if any, with respect to participation and coverage requirements applicable to Assumed Employees under such Parent Welfare Plan and
(ii) provide credit to Assumed Employees for any co-payments, deductibles and out-of-pocket expenses paid by such employees under any like-kind Company Plan during the portion of the relevant plan year for such like-kind Company Plan including the Effective Time.

      (d) Nothing contained in this Agreement shall be construed to prevent the termination of employment of any individual Assumed Employee or, subject to Parent's compliance with Section 7.10(a), any change in the employee benefits available to any individual Assumed Employee or the amendment or termination of any particular Company Plan to the extent permitted by its terms as in effect immediately prior to the Effective Time; provided, however, that Parent hereby agrees to cause the Surviving Corporation to honor, comply with and perform following the Effective Time all of the respective terms and obligations of the Company and the Company Subsidiaries under the collective bargaining agreements and other arrangements set forth on Section 6.20 of the Company Disclosure Letter, in each case, as in effect immediately prior to the Effective Time.

      (e) Company Employees who are terminated by the Company without cause within one year of the Effective Date will receive severance payments consistent with Parent's practices (i.e., 2 weeks severance for each year of service, with credit for years of service with the Company and the Company Subsidiaries prior to the Effective Time).

      Section 7.11 Assumption and Termination of Certain Plans.

      (a) Parent shall assume the Company Stock Option Plans in connection with the conversion of Company Options into options to purchase Parent Common Stock pursuant to Section 2.4 of this Agreement.

      (b) No new offerings shall be made under the Company's Employee Stock Purchase Plan of 1995 after the date of this Agreement and, immediately prior to the Effective Time the Company shall terminate each of the Company's (i) Employee Stock Purchase Plan of 1995 (the "Stock Purchase Plan") and the (ii) Rights Agreement, dated as of December 18, 1996, between the Company and Norwest Bank Minnesota, National Association (the "Company Rights Plan"). To the extent any offering period under the Stock Purchase Plan is in progress prior to such termination, the Company shall ensure that such offering period ends immediately prior to such termination, and that each participant's accumulated contributions for such offering period are applied towards the purchase of Company Common Stock immediately prior to such termination unless the participant has previously withdrawn from such offering period in accordance with the terms of such plan.

      Section 7.12 NMS Listing. Prior to the Effective Time, Parent shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger to be listed on the NMS under the symbol "BIOS".

      Section 7.13 Reservation of Parent Common Stock. Effective at or prior to the Effective Time, Parent shall reserve out of its reserved but unissued shares of Parent Common Stock, for the purposes of effecting the conversion of the issued and outstanding shares of Company Common Stock pursuant to this Agreement, sufficient shares of Parent Common Stock to provide for such conversion as well as the issuance of Parent Common Stock upon the exercise of Company Options assumed by Parent under Section 2.4 and the underlying Company Stock Option Plans to the extent assumed under Section 7.11(a).

      Section 7.14 Tax Treatment.

      (a) Each of Parent and the Company and their respective Subsidiaries shall use their reasonable best efforts to cause the Merger to qualify as a "reorganization" under the provisions of Section 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 8.1(d) and (e), including the execution of the letters of representation referred to in Section 7.14(b) updated as necessary. The Company and Parent (and their Subsidiaries) shall treat the Parent Common Stock received in the Merger by holders of Company Common Stock as property permitted to be received by Section 354 of the Code without the recognition of gain. Each of the Company and Parent covenants and agrees to, and agrees to cause its Affiliates to, use its reasonable best efforts to defend in good faith all challenges to the treatment of the Merger as a reorganization as described in this Section 7.14. Each of the Company and Parent agree that if such party becomes aware of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization described in Section 368(a) of the Code, it will promptly notify the other party in writing of such fact or circumstance. Each of the Company and Parent will comply with all reporting and record-keeping obligations set forth in the Code and the Treasury regulations that are consistent with the Merger qualifying as a "reorganization" under the provisions of Section 368(a) of the Code.

      (b) Each of Parent and the Company shall provide to King & Spalding LLP and Gray, Plant, Mooty, Mooty & Bennett, P.A., a letter containing representations reasonably requested by such counsel in connection with the opinions to be delivered pursuant to Sections 8.1(d) and 8.1(e) (the "Representation Letters").

      Section 7.15 Notification of Certain Matters. Each party shall give prompt written notice to each other party of (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated hereby, (b) the occurrence, or failure to occur, of any event of which it becomes aware that has caused or could reasonably be expected to cause any representation or warranty of such party contained in this Agreement that is qualified as to materiality being or becoming as of any time between the date of this Agreement and the Effective Time untrue or inaccurate at such time in any respect or any such representation or warranty that is not so qualified being or becoming as of any time between the date of this Agreement and the Effective Time untrue or inaccurate in any material respect, (c) the failure of such party to comply with or satisfy in any material respect any obligation to be complied with or satisfied by it under this Agreement or (d) the failure or anticipated expected failure of such party to obtain any required or advisable third party consent or authorization with respect to the Merger or the other transactions contemplated hereby. The delivery of any notice pursuant to this Section 7.15 is for informational purposes and shall not limit or otherwise affect the remedies available hereunder to any party or parties receiving such notice.

      Section 7.16 Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

                                  ARTICLE VIII

                                   CONDITIONS

      Section 8.1 Conditions to the Obligation of Each Party. The respective obligations of Parent, Merger Sub and the Company to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

      (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of Parent's stockholders and the Company's shareholders under the DGCL, the MBCA, the Parent Certificate of Incorporation, the Parent Bylaws, the Company Articles of Incorporation and the Company Bylaws;

      (b) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity preventing the consummation of the Merger shall be in effect; provided, however, that the parties invoking this condition shall use all commercially reasonable efforts to have any such order or injunction vacated;

      (c) The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired;

      (d) Parent shall have received from King & Spalding LLP, counsel to Parent, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, a written opinion dated as of such date to the effect that the Merger will qualify as a reorganization under Section 368(a) of the Code for federal income tax purposes, and in rendering such opinion, King & Spalding LLP shall be entitled to rely on the representations set forth in the Representation Letters;

      (e) The Company shall have received from Gray, Plant, Mooty, Mooty & Bennett, P.A., counsel to the Company, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, a written opinion dated as of such date to the effect that the Merger will qualify as a reorganization under Section 368(a) of the Code for federal income tax purposes, and in rendering such opinion, Gray, Plant, Mooty, Mooty & Bennett, P.A., shall be entitled to rely on the representations set forth in the Representation Letters;

      (f) The Company shall have obtained the consent to the Merger from all of the parties to the agreements listed in Section 8.4(f) of the Company Disclosure Letter and shall have obtained all other consents from third parties, except where the failure to do so would not be reasonably expected to result, individually or in the aggregate, in a Company Material Adverse Effect;

      (g) Parent shall have obtained the consent to the Merger from all of the parties to the agreements listed in Section 5.5 of the Parent Disclosure Letter and shall have obtained all other consents from third parties, except where the failure to do so would not be reasonably expected to result, individually or in the aggregate, in a Parent Material Adverse Effect;

      (h) The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose and no similar proceedings in respect of the Joint Proxy Statement/Prospectus shall have been initiated or threatened by the SEC; and

      (i) There shall be no Law enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal or otherwise prohibits the consummation of the Merger.

      Section 8.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction of the following conditions, unless waived in writing by such party:

      (a) (i) the representations and warranties of the Company set forth in this Agreement that are qualified as to Company Material Adverse Effect or otherwise qualified by materiality shall be true and correct in all respects, and (ii) the representations and warranties of the Company in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the Effective Time as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct or true and correct in all material respects, as the case may be, as of such specified date), and Parent and Merger Sub shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to the effect set forth in this paragraph;

      (b) the Company shall have performed in all material respects all material covenants and obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to the effect set forth in this paragraph; and

      (c) since the date of this Agreement there shall not have occurred any event, development or occurrence of any condition that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

      Section 8.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction of the following conditions, unless waived in writing by such party:

      (a) (i) the representations and warranties of Parent and Merger Sub set forth in this Agreement that are qualified as to Parent Material Adverse Effect or otherwise qualified by materiality shall be true and correct in all respects and (ii) the representations and warranties of Parent and Merger Sub in this agreement that are not so qualified shall be true and correct in all material respects, in each case as of the Effective Time as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct or true and correct in all material respects, as the case may be, as of such specified date), and the Company shall have received a certificate signed on behalf of each of Parent and Merger Sub by the chief executive officer and chief financial officer of each of Parent and Merger Sub to the effect set forth in this paragraph;

      (b) each of Parent and Merger Sub shall have performed in all material respects all material covenants and obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of each of Parent and Merger Sub by the chief executive officer and chief financial officer of each of Parent and Merger Sub to the effect set forth in this paragraph; and

      (c) since the date of this Agreement there shall not have occurred any event, development or occurrence of any condition that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                                   ARTICLE IX

                             TERMINATION AND WAIVER

      Section 9.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by Parent's stockholders or the Company's shareholders:

      (a) By mutual written consent of duly authorized representatives of Parent and the Company;

      (b) By Parent or the Company if any court of competent jurisdiction or other Governmental Entity located or having jurisdiction within the United States shall have issued a final order, decree or ruling or taken any other final action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable; provided, however, that the party terminating this Agreement pursuant to this Section 9.1(b) shall have used all commercially reasonable efforts to have such order, decree, ruling or action vacated;

      (c) By Parent or the Company if the Effective Time shall not have occurred on or before December 31, 2004 (the "Termination Date"); provided that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to the party seeking to terminate if any action of such party (or, in the case of Parent, Merger Sub) or the failure of such party (or, in the case of Parent, Merger Sub) to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the primary cause of, or primarily resulted in, the failure of the Effective Time to occur on or before the Termination Date and such action or failure to perform constitutes a breach of this Agreement;

      (d) By the Company (i) if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement such that the condition set forth in Section 8.3(a) or (b) would not be satisfied and which shall not have been cured prior to the earlier of (A) 10 business days following notice of such breach and (B) the Termination Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(d)(i) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement or (ii) the Parent Board shall have withdrawn, qualified or modified, in a manner adverse to Company its recommendation of this Agreement or the Merger, shall have recommended to the stockholders of Parent a Parent Acquisition Proposal other than the Merger or shall have otherwise violated or breached any of its obligations under Section 7.6;

      (e) By Parent if (i) there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement such that the condition set forth in Section 8.2(a) or (b) would not be satisfied and which shall not have been cured prior to the earlier of (A) 10 business days following notice of such breach and (B) the Termination Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(e)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements contained in this Agreement or (ii) the Company Board shall have withdrawn, qualified or modified, in a manner adverse to Parent or Merger Sub its recommendation of this Agreement or the Merger, shall have recommended to the shareholders of the Company a Company Acquisition Proposal other than the Merger or shall have otherwise violated or breached any of its obligations under Section 7.5; or

      (f) By Parent or the Company if, at the Parent Stockholders Meeting or the Company Stockholders Meeting, as the case may be, held in accordance with, and subject to the terms and conditions of, Section 7.9, or any adjournment thereof, this Agreement and the Merger shall not have been approved by the Company's shareholders or Parent's stockholders, or the issuance of stock in the Merger shall not have been approved by Parent's stockholders.

      Section 9.2 Effect of Termination.

      (a)   In the event of the termination of this Agreement pursuant to
Section 9.1 hereof, this Agreement shall forthwith be terminated and have no further effect, and there shall be no liability on the part of any party hereto, except that the agreements contained in this Section 9.2, Section 7.3 (with respect to the Parent Confidentiality Agreement and the Company Confidentiality Agreement) and Section 10.12 shall survive such termination, provided that nothing herein shall relieve any party from liability for any willful breach hereof.

      (b) If the Company exercises its right to terminate this Agreement pursuant to Section 9.1(d)(ii), then Parent shall pay $4.0 million (the "Termination Fee") to the Company upon demand, payable by wire transfer in immediately available funds, as liquidated damages and not as a penalty, to reimburse Company for its time, expense and lost opportunity costs of pursuing the Merger. Parent acknowledges that the agreements contained in this Section 9.2(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement. If Parent shall fail to pay the Termination Fee when due, the Company shall be entitled to recover from Parent the costs and expenses incurred by the Company (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.2(b), together with interest on such unpaid Termination Fee, commencing on the date that the Termination Fee became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus one percent (1%).

      (c) If Parent or Merger Sub exercises its right to terminate this Agreement pursuant to Section 9.1(e)(ii), then the Company shall pay the Termination Fee to Parent upon demand, payable by wire transfer in immediately available funds, as liquidated damages and not as a penalty, to reimburse Parent for its time, expense and lost opportunity costs of pursuing the

Merger. The Company acknowledges that the agreements contained in this Section 9.2(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. If the Company shall fail to pay the Termination Fee when due, Parent shall be entitled to recover from the Company the costs and expenses incurred by Parent (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.2(c), together with interest on such unpaid Termination Fee, commencing on the date that the Termination Fee became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus one percent (1%).

      Section 9.3 Waiver. Subject to applicable Law, at any time prior to the Effective Time, whether before or after the Company Stockholders Meeting or the Parent Stockholders Meeting, any party hereto may (i) extend the time for the performance of any of the covenants, obligations or other acts of any other party hereto or (ii) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                    ARTICLE X

                               GENERAL PROVISIONS

      Section 10.1 No Third Party Beneficiaries. Other than the provisions of
Section 7.7 hereof, nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto.

      Section 10.2 Entire Agreement. This Agreement, together with Parent Confidentiality Agreement, the Company Confidentiality Agreement, the Parent Disclosure Letter and the Company Disclosure Letter, constitutes the entire Agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement, the Company Disclosure Letter and the Parent Disclosure Letter shall be binding unless the same shall be in writing and duly executed by the parties hereto; provided, however, that, after approval of the Company's shareholders or Parent's stockholders, as the case may be, of this Agreement and the transactions contemplated hereby is obtained, any amendment or modification of any term or condition contained in this Agreement that would require further approval under applicable Law or the Exchange Act by the shareholders of the Company or the stockholders of Parent, as the case may be, shall not be amended or modified without so obtaining such further shareholder or stockholder approval.

      Section 10.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations


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
hereunder without the prior written approval of the other parties; provided, however, that each of Parent and Merger Sub may freely assign its rights to another direct or indirect wholly owned subsidiary of Parent or Merger Sub without such prior written approval but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder.

      Section 10.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      Section 10.5 Headings. The descriptive headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereof, except that the Merger will be governed by the MBCA and the DGCL.

      Section 10.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      Section 10.8 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

      Section 10.9 Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

      Section 10.10 Non-Survival of Representations and Warranties and Agreements. The representations, warranties and agreements in this Agreement, including any rights arising out of any breach of such representations, warranties and agreements, shall terminate at the Effective Time, except for those agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and the provisions of this Article X.

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
      Section 10.11 Certain Definitions.

      (a) For purposes of this Agreement, the terms "associate" and "affiliate" shall have the same meaning as set forth in Rule 12b-2 promulgated under the Exchange Act, and the term "person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization, government or any political subdivision, agency or instrumentality thereof or other Governmental Entity.

      (b) For purposes of this Agreement, the phrase "Parent Material Adverse Effect" shall mean, with respect to Parent and Parent Subsidiaries, any change, circumstance, event, condition, state of facts or effect shall have occurred or been threatened that, when taken together with all other adverse changes, circumstances, events, conditions, states of fact or effects that have occurred or been threatened, has, is or is reasonably likely to (A) be materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise), results of operations or prospects of Parent and the Parent Subsidiaries, taken as a whole, it being understood that for purposes of analyzing whether any change, circumstance, event, condition, state of facts or effect constitutes a "Parent Material Adverse Effect" under this definition, the parties agree that the analysis of materiality shall not be limited to either a long-term or short-term perspective, or (B) prevent or materially delay the performance by Parent of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, other than any change or effect resulting from (i) changes in general economic conditions or the financial markets, (ii) the announcement or performance of this Agreement and the transactions contemplated hereby, (iii) general changes or developments in the industries in which Parent and the Parent Subsidiaries operate, (iv) changes in any tax laws or regulations or applicable accounting regulations or principles, (v) changes in general legal, regulatory, political, economic or business conditions that generally affect industries in which Parent and the Parent Subsidiaries conduct business, or (vi) changes relating to or resulting from the matters set forth on Section 10.11(b) of the Parent Disclosure Letter.

      (c) For purposes of this Agreement, the phrase "Company Material Adverse Effect" shall mean, with respect to the Company, any change, circumstance, event, condition, state of facts or effect shall have occurred or been threatened that, when taken together with all other adverse changes, circumstances, events, conditions, states of fact or effects that have occurred or been threatened, has, is or is reasonably likely to (A) be materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole, it being understood that for purposes of analyzing whether any change, circumstance, event, condition, state of facts or effect constitutes a "Company Material Adverse Effect" under this definition, the parties agree that the analysis of materiality shall not be limited to either a long-term or short-term perspective, or (B) prevent or materially delay the performance by the Company of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, other than any change or effect resulting from (i) changes in general economic conditions or the financial markets, (ii) the announcement or performance of this Agreement and the transactions contemplated hereby, (iii) general changes or developments in the industries in which the Company and the Company Subsidiaries operate, (iv) changes in any tax laws or regulations or applicable accounting regulations or principles, (v) changes in general legal, regulatory, political, economic or business conditions that generally affect industries in which the

Company and the Company Subsidiaries conduct business, or (vi) changes relating to or resulting from the matters set forth on Section 10.11(c) of the Company Disclosure Letter.

      (d) For purposes of this Agreement, the phrases "to the knowledge of Parent," "known to Parent," and similar formulations shall mean the actual knowledge of Richard H. Friedman, Alfred Carfora, James S. Lusk, Barry A. Posner, Russell Corvese or Michael Sicilian.

      (e) For purposes of this Agreement, the phrases "to the knowledge of the Company," "known to the Company," and similar formulations shall mean the actual knowledge of Henry F. Blissenbach, Gregory H. Keane, Anthony J. Zappa, Kenneth
S. Guenthner, Thomas Staloch, Brian Reagan or Colleen Haberman.

      Section 10.12 Fees and Expenses. Except as provided in Section 9.2, all costs and expenses incurred by the parties hereto in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement/Prospectus (including SEC filing fees), which shall be shared equally by Parent and the Company.

      Section 10.13 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this
Section 10.13:

      If to Parent or Merger Sub:    MIM Corporation
                                     100 Clearbrook Road
                                     Elmsford, NY 10523
                                     Telecopier: (914) 460-1670
                                     Attention: Barry A. Posner, General Counsel

            with a copy to (which shall not constitute notice):

                                     King & Spalding LLP
                                     1185 Avenue of the Americas
                                     New York, New York 10036
                                     Telecopier: (212) 556-2222
                                     Attention: E. William Bates, II, Esq.

      If to the Company:

                                     Chronimed Inc.
                                     10900 Red Circle Drive
                                     Suite 300
                                     Minnetonka, MN 55343-9176
                                     Telecopier: (952) 979-3969
                                     Attention: Kenneth S. Guenthner,
                                     General Counsel

            with a copy to (which shall not constitute notice):

                                     Gray, Plant, Mooty, Mooty & Bennett, P.A.
                                     500 IDS Center
                                     80 South Eighth Street
                                     Minneapolis, MN 55402-3796
                                     Telecopier: (612) 632-4444
                                     Attention: John E. Brower, Esq.

      Section 10.14 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 9.1, an extension or waiver pursuant to Section 9.3 or an amendment of this agreement pursuant to Section
10.2 shall, in order to be effective, require in the case of Parent, Merger Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                     MIM CORPORATION


                                     By  /s/ Richard H. Friedman
                                       -------------------------------------
                                         Name:  Richard H. Friedman
                                         Title: CEO


                                     CORVETTE ACQUISITION CORP.


                                     By  /s/ Richard H. Friedman
                                       -------------------------------------
                                         Name:  Richard H. Friedman
                                         Title: CEO


                                     CHRONIMED INC.


                                     By /s/ Henry F. Blissenbach
                                       -------------------------------------
                                         Name:  Henry F. Blissenbach
                                         Title: CEO



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